APPRAISAL REPORT

                                       OF

                          RIVER SQUARE SHOPPING CENTER
                              WARRIOR RIVER ROAD @
                                   FOREST ROAD
                             HUEYTOWN, ALABAMA 35023
                                    (B97-138)


                                       FOR

                                MR. LARRY MILLER
                             MERRILL LYNCH & COMPANY
                       WORLD FINANCIAL CENTER-NORTH TOWER
                               NEW YORK, NY 10281


                                      AS OF

                                DECEMBER 1, 1997


                                       BY

                              DAVID P. MULLINS, MAI
                        L. HARRIS HOLLANS, JR., ASSOCIATE
                            H. J. PORTER & ASSOCIATES
                            2000 CRESTWOOD BOULEVARD
                                    SUITE 304
                            BIRMINGHAM, ALABAMA 35210
                                 (205) 951-0019


                            H. J. Porter & Associates

                   [Letterhead of H. J. Porter & Associates]

                                                              November 14, 1997

Mr. Larry Miller
Merrill Lynch & Company
World Financial Center - North Tower
New York, NY 10281

                                             Re:    Appraisal Report of
                                                    River Square Shopping Center
                                                    Warrior River Road @
                                                    Forest Road
                                                    Hueytown, Alabama 35023

Dear Mr. Miller:

At your request, the below signed associate has made an inspection and we have completed an appraisal of the above referenced property. The purpose of this appraisal was to estimate the prospective market value of the Leased Fee Interest in the subject property, one of sixteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. As such, the estimated value of the subject property is subject to the above conditions.

Based upon our investigation into the subject property and its current economic environment, we are of the opinion that the prospective market value of the Leased Fee Interest in the subject property, as of December 1, 1997, will be:

               SEVEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
                                  ($7,850,000)

Please note that this report is subject to the contingent and limiting conditions as found in the addendum of this report. Additionally, this report is subject to the special assumptions and limiting conditions found on page 1. It should be noted that our employment was not conditional upon our producing a specific value or value within a given range. Future employment prospects with Merrill Lynch are not dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

Mr. Miller
November 14, 1997
page 2


The attached report is submitted in support of these conclusions.

                                            Yours very truly,



/s/ David P. Mullins

David P. Mullins, MAI
Certified General Real Property Appraiser
Alabama Certificate #G00008


/s/ L. Harris Hollans, Jr.

L. Harris Hollans, Jr., Associate
Certified General Real Property Appraiser
Alabama Certificate #G00451

                            H. J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:            River Square Shopping Center
                                    Warrior River Road @
                                    Forest Road
                                    Hueytown, Alabama 35023

Highest and Best Use
As Vacant and As Is:                Neighborhood Shopping Center

Date of Value:                      December 1, 1997

Date of Inspection:                 November 13, 1997

Date of Report:                     November 14, 1997

Site Data:                          11.16  Acres

Building Data
After Expansion:                    93,720 Sq. Ft. - GBA
                                    89,273 Sq. Ft. - NLA divided as:
                                        45,500 Sq.Ft. Winn Dixie
                                         8,450 Sq.Ft. Harco Drugs
                                        35,323 Sq.Ft. Shop Space

Estimated Land Value
As of December 1, 1997:             $1,150,000

Value Indications:                  $7,280,000       Cost Approach
                                    $7,870,000       Income Approach
                                    $7,800,000       Market Approach

Prospective
Market Value:                       $7,850,000


                                                       H. J. Porter & Associates
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                                TABLE OF CONTENTS

Intended Use of Appraisal....................................................  1
Special Assumptions and Limiting Conditions..................................  1
Environmental Considerations.................................................  1
Scope of the Assignment......................................................  1
Date of Value Estimate.......................................................  2
Type Appraisal/Type Report...................................................  2
Exposure Time................................................................  3
Property Ownership...........................................................  3
Property Location............................................................  4
Zoning/Public Utilities......................................................  4
Legal Description/Land Size..................................................  5
Ad Valorem Tax Analysis......................................................  6
Purpose of Appraisal/Definition of Value.....................................  8
Rights Appraised.............................................................  8
Area Analysis - Birmingham, Alabama..........................................  9
Neighborhood Analysis........................................................ 16
Site Analysis................................................................ 20
Description of Subject Improvements.......................................... 21
Highest and Best Use......................................................... 22
The Appraisal Process........................................................ 24
Land Value - Direct Comparison............................................... 27
Cost Approach to Value....................................................... 33
Income Approach to Value .................................................... 36
Market Approach.............................................................. 56
Reconciliation and Final Value Estimate...................................... 70
Certification................................................................ 71

         EXHIBITS

         Location Map.............................................Facing Page 3
         Survey...................................................Facing Page 5
         State Map................................................Facing Page 9
         Site Plan...............................................Facing Page 20
         Subject Photographs.....................................Facing Page 21
         Land Sales Map..........................................Facing Page 27
         Rental Location Map.....................................Facing Page 38
         Improved Sales Map......................................Facing Page 56

         REAR EXHIBITS

         Lease Synopses
         Dilmore Size Adjustment Tables
         Assumptions and Limiting Conditions
         Appraisers' Qualifications
         Appraisers' Certificates

                                                       H. J. Porter & Associates
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                                                                               1


INTENDED USE OF APPRAISAL

This appraisal has been requested to function as a basis for loan underwriting purposes in conjunction with a mortgage loan to be placed upon the subject property, and for use in the securitization of the mortgage. Accordingly, this appraisal may be provided by Merrill Lynch & Company to potential investors in a securitization or other sale of the mortgage loan. The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation and as amended by the Comptroller of Currency.

SPECIAL ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal is subject to a complete survey indicating the size of the site to be approximately 11.16 acres. An older survey of the subject, recorded in Plat Book 23, Page 18 in the Jefferson County (Bessemer Division) Courthouse, indicated the size of the site to be 10.54 acres. There is currently a contract for purchase of an additional 50 foot strip of land on the north side of the site which is estimated to contain 0.62 acres. This strip of land will be used to provide an access drive at the rear of the Winn Dixie store after renovation/expansion. Therefore, the total land area for the subject site is estimated at 11.16 acres. Additionally, the strip of land under contract is zoned R-2, single family district, which does not allow commercial development. The values presented in this report are subject to obtaining a zoning designation on this site which will allow commercial development. Winn-Dixie will execute an amendment to the existing lease which will include an increase in the current rental rate and an extension of the original term for 20 more years. The values presented in this report are subject to the execution of the lease amendment as communicated to the appraisers by Tom Newton, purchaser.

ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment conducted by Gallet & Associates, Inc., effective August 14, 1997, there are no significant environmental liabilities located on the subject site. This valuation is made subject to there being no contamination or a-typical soil conditions.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of sixteen shopping centers to be included in a portfolio of retail properties which will be cross collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three recognized approaches to value with consideration given to the current status of the retail market in the Birmingham area. In the Cost Approach local Realtors(R) and Appraisers were contacted and a search of public records was made to locate comparable land sales. A detailed inspection of the property was made on

                                                       H. J. Porter & Associates
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                                                                               2


SCOPE OF THE ASSIGNMENT - (Continued)

November 13, 1997. Construction detail was taken from inspection notes, and from the Site Plan titled Alterations and Additions to Winn-Dixie Store #550, River Square Shopping Center, Hueytown Alabama, dated 6/9/97. The Site Plan was prepared by Holmes-Wilkins Architects, 1019 So. Perry St., Montgomery, Alabama. Cost calculations were taken from the Marshall Valuation Service, a recognized national cost service indexed to the Birmingham market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with an overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity and from published investor surveys.

Local Realtors(R), Appraisers and mortgage lenders were interviewed to locate sales of comparably improved properties. The sales located were compared to the subject with adjustments made for items of difference. The three approaches to value were reconciled to provide a value estimate of the property.

DATE OF VALUE ESTIMATE

The value estimate predicated in this report is made effective as of December 1, 1997, being the proposed date of execution for the Winn-Dixie lease amendment and commencement of the new rental rate. The most recent on-site inspection of the subject property took place on November 13, 1997. The data utilized in preparing this appraisal was researched, gathered and/or updated during the period September 2, 1997 to November 13, 1997. The Date of Report is made effective as of the date of the transmittal letter.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and communicated the results to the client in a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2a.

                                                       H. J. Porter & Associates
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                                                                               3


EXPOSURE TIME

The exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the Comparable Improved Sales 2 - 5 found in the Market Approach, all of which sold within one year after completion.

PROPERTY OWNERSHIP

The subject property is under the ownership of:

Shopping Center Parcel:
                    The Western & Southern Life Insurance Co.
                                  400 Broadway
                              Cincinnati, OH 45202

Expansion Parcel (50' width):
                                 Mada J. Knight
                                1628 Gillies Dr.
                               Hueytown, AL 35023

The shopping center property was acquired by the current owner through foreclosure on January 3, 1995. A Foreclosure Deed is recorded in Deed Book 1065, Page 399, found in the Bessemer Division of the Jefferson County Court House. There are currently two different Contracts for Purchase on the subject. The first is the Purchase agreement for the shopping center parcel. This contract is dated August 28, 1997 between the current owner and Newton Oldacre McDonald, L.L.C. The stated purchase price for the property is $3,650,000. This sale price does not reflect the additional value added to the property renegotiation of the Winn Dixie lease. Therefore, the estimated value in this report varies from the actual purchase price "As Is". The second purchase contract involves a strip of land 50 feet in width adjacent to the north side of the subject. This contract is between the current owner and Newton Oldacre McDonald, L.L.C. The stated purchase price for the property is $50,000

                                                       H. J. Porter & Associates
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                               [GRAPHIC OMITTED]

                                  Location Map

PROPERTY LOCATION

The subject property is located in the north quadrant of Forest Road and Warrior River Road, approximately 3/4 miles northeast of the Central Business District of Hueytown. It is located by street address as:

                          River Square Shopping Center
                                 235 Forest Road
                             Hueytown, Alabama 35023


ZONING/PUBLIC UTILITIES

The subject property is located in the City of Hueytown and is subject to that cities zoning regulations. The current zoning of the subject site is B-3, Community Business District. This zoning category allows for various commercial and institutional uses, including neighborhood shopping center use. Currently, the B-3 zoning category is the least restrictive commercial zoning classification in the City of Hueytown. General requirements for this zoning classification call for no minimum lot size, lot width of 150 feet, building lot line set backs of 35 feet in the front, 35 feet in the rear, and 10 feet on the sides. Parking requirements designate a minimum of 1 parking space per 250 square feet of Gross Leasable Area in the shopping center. Based on a Gross Building Area of 93,720 sq. ft., the subject property requires 375 parking spaces. As described, the subject property "As Is" and "As Proposed" complies with these requirements.

The 50 foot strip of land north of the shopping center parcel is zoned R-2, Single Family Residential district, which does not allow commercial development. Currently, the property is in the process of rezoning to a district with shopping center development as an allowable use. The values communicated in this report are subject to obtaining a zoning classification which will allow shopping center development.

The subject has all public utilities available to it, including electric, gas, water, sewage and telephone. Electric power is provided by Alabama Power, and gas is provided by Alagasco. Water and sewer are available and provided through a sewer line and water line running along Warrior River Road. Public services such as police and fire protection are amply provided for by the City of Hueytown.

                                                       H. J. Porter & Associates
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                                [GRAPHIC OMITTED]

                                 AS BUILT SURVEY
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                                                                               5


LEGAL DESCRIPTION/LAND SIZE

Based on information found in Deed Book 1065, Page 399, in the Bessemer Division of the Jefferson County Court House, the larger portion of the subject property is legally described as:

      Lot 1, according to the survey of River Square, as recorded in Map Book 23, Page 18 in the Probate Office of Jefferson County, Alabama, Bessemer Division, together with easements and other rights of the owner of Lot 1, its successors and assigns pursuant to the Non-exclusive Reciprocal Easements and Restriction Agreement recorded in Real 571, Page 276, in said Probate Office.

As indicated on the survey on the facing page, the property is irregular shaped and contains a total of 459,161 sq.ft. or 10.54 acres. A separate legal description for the 50 foot strip of land along the north property line of the shopping center parcel was not available. The land size of this area is estimated at 27,048 sq.ft. or 0.62 acres. This appraisal is subject to completion of a survey to include both parcels which indicates a total land size of 11.16 acres, more or less.

As indicated previously, the subject property is one of sixteen shopping centers to be included in a portfolio of retail properties which will be cross collateralized. The other shopping centers, included in the portfolio, are listed as follows:

  ============================================================================
        Greenbrier Station Shopping Center            Anniston, AL
        59 West Shopping Center                       Bessemer, AL
        Clanton Marketplace                           Clanton, AL
        Betts Crossing Shopping Center                Opelika, AL
        Opp Marketplace                               Opp, AL
        Russell Crossing Shopping Center              Phenix City, AL
        29 North Shopping Center                      Cantonment, FL
        Nine Mile Plaza Shopping Center               Pensacola, FL
        Parker Shopping Center                        Parker, FL
        The "Y" Shopping Center                       Panama City Beach, FL
        Mandeville Marketplace                        Mandeville, LA
        Brownsville Place Shopping Center             Brownsville, TN
        Chicot Crossing Shopping Center               Pascagoula, MS
        Delchamps Plaza                               Long Beach, MS
        One Main Place                                Moss Point, MS
  ============================================================================

                                                       H. J. Porter & Associates
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                                                                               6


AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Jefferson County Tax Assessor's Office and is found on the tax rolls as:

Assessed to:
         Shop. Center:                      Western & Southern Life Ins. Co.
                                            400 Broadway
                                            Cincinnati, OH 45202

         Expan. Parcel :                    Mada J. Knight
                                            1628 Gillies Dr.
                                            Hueytown, AL 35023

Parcel I.D. #:                              01-30-20-3-003-079.000
                                            01-30-20-3-003-071.000

Value:                                      Land:                   $  918,320
                                            Improvements:           $1,604,660
                                                                    ----------
                                            Total:                  $2,522,980

Annual Tax (1997):                          $30,326.22

The values listed above do not reflect the tax on the 50 foot strip of land to be acquired for expansion, since there is no separate assessment for this property. The proposed expansion will likely increase the tax assessment to the shopping center. Therefore, in order to estimate the subject's stabilized taxes, four shopping centers were analyzed on the basis of appraised value per square foot. The Jefferson County Tax Assessor appraises all properties in the county and applies the millage rate of the municipality where the property is located to the assessed value. The tax rate in the City of Hueytown, Jefferson County for commercial property is $6.01 per $100 of assessed value with an assessment ratio of 20% of appraised value.

The comparable properties used to estimate the subject's appraised value are illustrated in the following table.

================================================================================
                                Tax Comparables
================================================================================
Property Name            Year Built  Size in Sq. Ft.  Total Value  Value/Sq. Ft.
--------------------------------------------------------------------------------
Subject (Current)           1985         80,043       $2,522,980      $31.66
The Plaza at Riverchase     1989        110,450       $7,545,110      $68.31
The Village on Lorna*       1986        133,417       $8,284,230      $62.09
The Village in Trussville   1982         70,932       $4,086,230      $57.61
Trussville Shopping Center  1992         74,190       $4,067,770      $54.83
--------------------------------------------------------------------------------
* Remodeled in 1995
================================================================================

                                                       H. J. Porter & Associates
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AD VALOREM TAX ANALYSIS - (CONTINUED)

The Tax Assessor's appraised value per square for the four comparables range from $54.83 to $68.31. The subject appears to be assessed at a rate well below other shopping centers in the Metro area. However, after renovation the re-assessment is likely to be less than the comparables. Based on the assessment of the subject and comparables, the Tax Assessor's appraised value for the subject property is estimated to fall between the lower end of the comparables and the current assessment of the subject. Therefore, the estimated assessment for the subject is $45.00 per square foot. From this estimate of value, the subject's taxes are calculated in the following table.

================================================================================
                   Subject Property's Estimated Ad Valorem Tax
================================================================================
Shopping Center Area                                                 Total Area
Size - Square Feet (After Renovation)                                    93,720
Estimated Appraised Value Per Sq. Ft                                 $    45.00
                                                                     ----------
Total Estimated Appraised Value                                      $4,217,400
Assessment Ratio                                                          20.00%
                                                                     ----------
Assessed Value                                                       $  843,480
Millage Rate                                                             0.0601
                                                                     ----------
Estimated Ad Valorem Tax                                             $   50,693
================================================================================

                                                       H. J. Porter & Associates
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                                                                               8


PURPOSE OF APPRAISAL/DEFINITION OF VALUE

This appraisal is made for the purpose of estimating the prospective market value of the leased fee interest in the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Uniform Standards of Professional Appraisal Practice as:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interest;

3.    A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, " an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease." A Lease Synopsis for each of the subject's 17 tenant leases is found in the Addendum.

                                                       H. J. Porter & Associates
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                                [GRAPHIC OMITTED]

                                 MAP OF ALABAMA
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                                                                               9


AREA ANALYSIS - BIRMINGHAM, ALABAMA

The Birmingham Metropolitan Statistical Area (MSA) consists of four counties - Jefferson, St. Clair, Blount, and Shelby. Walker County, previously apart of the MSA, was dropped following the 1990 Census due to lagging population growth. The City of Birmingham, is the largest city in the MSA and the State, and an analysis of the subject's environment should begin with the City of Birmingham and the MSA in general. The four basic factors which must be considered in analyzing an area include:

                        Physical and Locational Factors
                        Economic and Financial Factors
                        Political and Governmental Factors
                        Sociological Factors

Each of these factors is discussed with conclusions as to their effect on the subject property.

Physical and Locational Factors

Birmingham is centrally located in Jefferson County within the north central portion of the State. The Birmingham SMSA was established in 1967 and included Jefferson, Shelby and Walker Counties. St. Clair County was added in 1973, and Blount County was added in 1983, with the SMSA being officially changed to MSA. Walker County was dropped in 1991 following the 1990 Census which indicated a decreasing population. The main city within this MSA is Birmingham, which is surrounded by over thirty municipalities in the original SMSA alone. The City of Birmingham's expansion by size and population has been stunted by the presence of the many surrounding municipalities.

Birmingham is served by four interstate highways, four federal highways and five state highways. The interstate system has been completed, with the final leg of I-20 to Atlanta having been finished in mid-1986, as well as I-65 to the north being completed within the same time period. The southern beltway of I-459 was completed in 1985, and the connection of the Elton B. Stephens Expressway (U. S. Highway 31) to Interstates 59/20 in the northern area of Birmingham was completed in late 1987. The only remaining portion of the system to be completed is the northern beltway portion of I-459.

Travelling distances to the following major southeastern cities are:

                Atlanta, Georgia           152 miles (East)
                Montgomery, Alabama         92 miles (South)
                New Orleans, Louisiana     354 miles (Southwest)
                Memphis, Tennessee         247 miles (Northwest)

                                                       H. J. Porter & Associates
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                                                                              10


AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)

Physical and Locational Factors - (Continued)

Birmingham is located in the foothills of the Appalachian Mountains, which creates a great diversity in topography, varying from nearly level to very steep. This topography has played a substantial role in the development of the area as well as influencing land utility and values. The climate in the area is fairly typical for the southeastern United States, and does not act as an attraction or deterrent to local values. With the renewed energy consciousness, the "Sun Belt" area has experienced an increasing demand and should continue to do so.

Soils in the area are predominantly loamy clay formed in a sandstone and shale residuum. This soil is appropriate for most types of construction with little bearing problems. There are a number of underground streams in the area which, along with old mining shafts and limestone sinkholes, have caused some problems and must be addressed as to possible effects before construction or development is contemplated.

Economic and Financial Factors

According to U. S. Census Reports, population trends in Birmingham and the MSA have been as follows:

=============================================================================
  YEAR            BIRMINGHAM      JEFFERSON CO       MSA     MSA% CHANGE
-----------------------------------------------------------------------------
  1900               38,415         140,420        270,225         -
  1910              132,685         226,476        465,294      +72.0%
  1920              178,806         310,054        436,665      - 6.0%
  1930              259,678         431,493        571,044      +30.7%
  1940              267,583         459,930        609,919      + 6.8%
  1950              326,037         558,928        708,721      +16.2%
  1960              340,887         634,864        772,044      + 8.9%
  1970              300,910         644,991        794,083      + 2.8%
  1980              286,799         671,392        884,014      +11.3%
  1990              265,968         651,525        907,810      + 2.7%
=============================================================================

As noted above, since the early 1960s, the City of Birmingham has been on a downward population trend. Jefferson County showed small but increases through the 1980 count, with the 1990 count decreased to a level just above that of 1970. This trend has been witnessed in the central city areas of other large cities and is due to a combination of reasons.

Locally, the migration was originally caused by a number of reasons, including social unrest, air pollution and relatively lower land costs in nearby suburban areas. The social and pollution problems have been dealt with rather effectively, and as suburban sprawl has continued, the conveniently located suburban property has greatly increased in price. Along with these

                                                       H. J. Porter & Associates
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                                                                              11


AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)

Economic and Financial Factors - (Continued)

conditions improving the relative desirability of the central city, a trend toward renovation of homes in the southern portions of the city and loft apartments in the mid-town area has been evident. It appears that the trend toward urban flight will continue, but at a slower pace than evident over the past years. The actual population statistics will also be improved due to the extensive annexation which has been undertaken by the City in the past 5 to 6 years.

The largest employers in Birmingham are the University complex (consisting of the University Hospital and the University of Alabama in Birmingham). The University of Alabama Birmingham and its Medical complex currently employ 12,193 individuals with an annual payroll of $282 million. The total number of jobs attributable to the presence of UAB is 43,500, resulting in personal income of $477.4 million. The most notable expansion of the UAB Medical complex is the Health Services Foundation in Birmingham Midtown Section. The development which is located between 20th & 21st Streets South along Sixth & Seventh Avenue's contains 380,000+/- S.F. Other large employers include the United States Government, the Jefferson County Government, the City of Birmingham, Alabama Power Company, BellSouth Telephone Company, and the regionally strong SouthTrust, AmSouth, Central, and Regions Banks.

The September 1997, figure for employment (non-agricultural) was 457,190 persons. Of this total, 20% are in goods producing and 80% are in service producing. This compares to the 1975 mix of 21.8% manufacturing and 78.2% in service and other categories. As this diversification continues, the economic base will further broaden and lessen the overall effect of an economic slowdown in any one industry. The unemployment rate for the Birmingham MSA was 3.4%, which compares favorably with the State level of 4.9% and the National level of 4.9%.

Birmingham is well located in regard to distribution by way of the aforementioned highways and also the five major rail lines and the expanding municipal airport. Birmingham is the only southeastern city east of the Mississippi River to be served by five rail lines. The municipal airport has had several expansions over the past ten years and provides good air travel to numerous cities throughout the United States. The airport, in combination with the interstate network, rail system, and Birmingport (the port northwest of Birmingham accessible via the Black Warrior River and the Locust Fork River), make Birmingham readily accessible. Birmingham Port provides the Birmingham MSA access to the Tenn-Tom Waterway which has not met its full potential at this time.

In early to mid 1980s office construction was the main commercial area in which a significant amount of new construction took place. This led to an continuing oversupply of modern office space which made the competition for tenants keen. The overall Birmingham office market is currently balanced as occupancy figures are at 89% for the 4th quarter of 1996. The suburban office market for Class A space, with an occupancy rate of 92.9%, is experiencing excess

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                                                                              12

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)

Economic and Financial Factors - (Continued)

demand. Local developers are responding with announced plans for new construction at Grandview Corporate Park and at Liberty Park.

The multi-tenant industrial market is also in balance. According to the 1996 Eason, Graham, and Sandner Report, an annual survey of Commercial/Industrial properties in the Birmingham area, there was a total of 8,514,592 square feet multi-tenant warehouse space with an overall occupancy rate of 88.4%. Office/Warehouse and service center space is in balance, while bulk distribution space is experiencing a slight oversupply. Demand continues to grow for industrial space. During 1995, a total of 182,070 square feet of industrial space was absorbed.

The Cities of Homewood and Birmingham jointly purchased 1,595 acres of land from Mead Land Services, (historically, one of the largest land owners of Jefferson County), in April of 1984. This acreage is west of Homewood in the general West Oxmoor area and is being developed as a Research and Development Industrial Park by Southern Research Institute. This land is the first industrial acreage of this size made available to either city and should brighten Birmingham's prospects for drawing large facilities needing vast amounts of land area. In addition to this land, another 4,000 acres in Oxmoor Valley is being developed as a research and development park. This is one of the fastest growing industrial areas of Birmingham.

The housing market has been up and down during the early 1990s as a direct reflection of local and national interest rates. However, for the last two years, the low mortgage interest rates has created a relatively strong market for housing. All sectors of the housing market have been affected favorably. Single family detached housing has been the area of greatest growth. Zero lot line developments have also received a strong growth push. Investment in apartments have also been strong. However, the change in tax laws has had an impact on the investment profile for apartments as well as other income producing real estate. The one area of the housing market that has had the least growth is the condominium market. The lower interest rates may have allowed potential condominium buyers to purchase the higher priced single and zero lot line housing. Whatever the causes, condominium sales (all price ranges) have been especially slow for the past several years.

Presently, there are approximately 47,500 apartment units in the Birmingham area. Of this amount, approximately 25% are in the "Over the Mountain" area. The majority of these properties represent a fairly plain or "Vanilla" product, with a basic amenity package. The Birmingham area has traditionally seen a garden/flat type of product, with a very small percentage of townhomes. Rents have historically been very reasonable due to the legacy of Birmingham as a "blue collar town." The Birmingham Apartment sub-market geographical concentrations include the following areas: Center Point Highway 75 and Springville Road, Valley Avenue and Greensprings Highway, and Lorna Road. These areas are presently experiencing occupancy levels in the 90% range. The Southern Jefferson County sub-markets historically reported occupancy levels between 95% and 99%.

                                                       H. J. Porter & Associates
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AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)

Economic and Financial Factors - (Continued)

The Birmingham Retail Market is best analyzed through total retail sales. The most recent information available is as of the end of 1996. The total taxable retail sales within the Jefferson County and Birmingham MSA are as follows:

==============================================================================
       Year            Jefferson County               Birmingham MSA
------------------------------------------------------------------------------
       1985             $4,521,135,000                $5,360,458,000
       1986             $4,758,899,000                $5,670,057,000
       1987             $4,822,225,000                $5,797,096,000
       1988             $4,874,436,000                $5,902,800,000
       1989             $4,727,061,000                $5,839,249,000
       1990             $4,815,721,000                $5,990,706,000
       1991             $4,745,723,000                $5,931,182,000
       1992             $5,679,566,000                $7,067,370,000
       1993             $6,079,848,000                $7,591,790,000
       1994             $6,587,338,000                $7,776,310,000
       1995             $6,877,949,000                $8,151,911,000
       1996             $7,007,714,000                $8,382,105,000
==============================================================================

The retail sales figures indicate a return to a steady annual increase in retail sales volume. The continued expansion outward from the Birmingham area, and the opening of large shopping centers, such as the Brook Highland Plaza along the 280 Corridor and the new Wildwood North Centre should improve the overall retail sales levels for the MSA.

Utilities are amply provided for by a number of public systems with Southern Natural Gas providing supplies to Alabama Gas Company and several municipal suppliers. The Birmingham Water Works Board provides most of the water supply in the area with some private firms and out lying municipalities providing supplies. Sewage disposal is a problem in that the Environmental Protection Agency had, at one time, greatly curtailed the expansion of sewer tapons which affected development plans throughout the area. This curtailment has been partially lifted with the net result being an enhancement of continued development as evidence by the vast amount of new construction in the area. Alabama Power provides most of the electrical power to the area with TVA power available in a few areas through municipal systems.

One of the most important economic and financial factors to impact the Birmingham MSA was construction of German auto maker Mercedes-Benz assembly plant for sport utility trucks in Vance, Alabama. Vance is located just south of Interstate Highway 59/20 in Tuscaloosa County approximately 15 miles south west of Birmingham. The plant started production in June 1997 and employs approximately 1,500 workers. Mercedes-Benz has identified thirty one major subcontractors who will supply materials and parts for assembly of their vehicles. Due to the

                                                       H. J. Porter & Associates
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AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)

Economic and Financial Factors - (Continued)

"on time" manufacturing system used by Mercedes-Benz, many of these subcontractors have built manufacturing facilities within close proximity to the Mercedes-Benz plant.

The most likely impact that the Mercedes-Benz plant will have on the Birmingham MSA will be an increase in demand for warehouse storage, single and multi-family residential dwellings, and retail facilities. With the long range development plans for the Oxmoor Valley, the substantial amount of vacant land south of Interstate 459 west of Hoover, and Hoover's aggressive annexation of surrounding land which is now limited on their north, east and south sides, there may be a major shift in residential development to the south west area of Birmingham away from the US Highway 280 and 31 Corridors. Hoover has one of the best school districts in the Birmingham MSA, and the demand by area residents to be in this school district has provided much of the impetus for their aggressive annexation program.

Political and Governmental Factors

The City of Birmingham is effectively governed by a mayor-council government. The surrounding cities each have their own governments as do each of the counties. Each municipality provides police and fire protection with most rated from average to good.

The Birmingham MSA has the services of the Birmingham Regional Planning Commission, a locally and federally funded commission which assists in the long range planning for the area as well as studying population, employment, and other factors within the area. This commission has met with a mixed success in its acceptance by the municipalities. Each municipality effects its own zoning controls, as does Jefferson County in the unincorporated areas. Outlying areas in the other counties have no zoning. To date, there have been no inordinately restrictive policies implemented in the area.

The Cities of Birmingham, Vestavia and Hoover have been on aggressive annexation drives with Birmingham extending its limits down Highway 280 into North Shelby County. Hoover, which already included Riverchase Planned Community, has recently taken in the well established Inverness Planned Community as well as the new Greystone Development, both of which are in North Shelby County.

Sociological Factors

Birmingham has a number of cultural and recreational outlets. Included among these are the Birmingham-Jefferson Civic Center complex which features a 100,000 square foot exhibition hall, a 3000 seat concert hall, a 100 seat theater and a 20,000 person capacity coliseum. A wide range of events are available, ranging from symphony concerts and ballet to ice hockey,

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AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)

basketball, rodeo and rock concerts. There are a number of fine eating establishments and night clubs in the area as well as other recreational outlets.

The reputation of Birmingham has improved greatly since the social unrest of the early 1960s. Positive steps have been made to reduce this unrest with only occasional incidents arising at the present time. The air quality has been greatly improved with the modernization of the steel industries and the closing of older, outmoded operations. The life styles of Birmingham have become more diversified than in the past, with enough recently developed and proposed projects to accommodate this vibrant and changing area. The urban areas are being revitalized with new construction and restoration projects providing new housing, shopping and work areas in the core areas of Birmingham. In addition, the suburban areas are ever-changing, partly as a result of the overall growth patterns being southward and east/northeast from downtown Birmingham, and partly as a result of the recently completed sections of the interstate systems.

Conclusion

Birmingham, originally founded on the production of steel, has become a diversified city with a fairly broad economic base. The cultural, recreational and educational environment of the City is good & continually improving. Birmingham has, economically, a broad base and a fairly large number of middle to upper middle income families. There is a wide range of incomes, as would be expected in a city of its size, which provides an ample supply of labor and middle and upper level management. Birmingham, a stable to improving area, is attractive to investment capital and is a city which is working on improvement, making it more desirable as a location for real estate investments.

                                                       H. J. Porter & Associates
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                                                                              16


NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses." The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)   Physical and Locational Factors

(2)   Economic and Financial Factors

(3)   Political and Governmental Factors

(4)   Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

Physical and Locational Factors

The subject property lies north of Interstate 20/59 inside the city limits of Hueytown, Alabama. The neighborhood boundaries are best described as that area within the city limits of Hueytown. Hueytown is located on the western fringe of the Birmingham metropolitan area, north of the City of Bessemer. This neighborhood is best characterized as a residential community with the usual complement of institutional, service, and retail establishments throughout the neighborhood. However, some evidence of employment growth with a slight decline in population indicates a changing market.

Allison Bonnet Memorial Drive (Warrior River Road) is the primary east/west traffic artery linking Hueytown with the interstate highway. Brooklane Drive and Hueytown Road are primary north/south traffic arteries linking Hueytown and Bessemer as well as the interstate highway. Allison Bonnet is a five lane highway from the interstate to Brooklane Drive where it narrows to two lanes. This road is heavily developed with commercial property as well as older residential homes. Brooklane Drive is a two lane road which has been developed with a variety of commercial, industrial, and residential properties. Property development along Brooklane Drive is in a state of transformation from residential to commercial and industrial uses. Hueytown Road, like Brooklane Drive is in a state of transition from residential to commercial uses.

The subject property is located at a major intersection within the City. Both Warrior River Road and Forest Road provide arterial access to all points within the city limits. Forest Road runs in a north/south direction connecting Warrior River Road with the central business district of Hueytown. Most major retail development in Hueytown, over the past 20 years, has taken place in this general vicinity.

The topography of the general area consist of gently rolling hills with adequate drainage within natural drainage basins. According to FEMA Flood Insurance Rate Map, Community Panel

                                                       H. J. Porter & Associates
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NEIGHBORHOOD ANALYSIS - (CONTINUED)

010337 0007 A, effective January 2, 1981, the subject property is not located in a flood hazard zone. The availability of utilities varies within the City of Hueytown. Water, electricity, telephone, and cable television service is generally available. Sanitary sewer is available in most areas, including the subject's.

Economic and Financial Factors

The subject neighborhood is in the stability phase of its life cycle. Based on information gathered from data published by the Birmingham Planning Commission, several demographic trends have been noticed. First, the overall population of the subject's Pleasant Grove/Hueytown region (BPC district 15) has experienced a slight decrease between 1980 and 1990. According to 1990 U.S. Census figures the planning district population was recorded at 37,272 down from 38,658 in 1980. The total decrease in population in 1990 was 1,386 persons, an decrease of 3.6%. A recent article in the Birmingham News indicates that the U.S. Census Bureau has estimated that between 1990 and 1996, Hueytown's population decreased only slightly, by 1%. However, the decrease in population has mainly been observed in the areas located within the densely developed areas of the city. It is expected that this decrease can be attributed to the natural change in land use from residential to commercial use as neighborhoods mature. Evidence of this is provided by overall population increases in the areas north and west of Hueytown which showed increases as much as 27.2%.

The second most important trend is an overall increase in employment as recorded for the years 1984 to 1993. During this period employment for the Hueytown area increased from 4,292 to 7,393. Based on employment projections, overall employment in the area is expected to increase 37.5% over the period 1993-2015. This increase in employment further supports the assumption that though a net decrease in population has been noticed, employment growth indicates a stable market.

One may conclude that the Hueytown area is still a viable place for new development. However, it is noted that the area is in a period of transition from a residential to commercial community in the central part of the city to a more populated residential community to the west and north. This transition should prove to benefit the subject property as people migrate to the areas in West Jefferson County.

One notable development in the area that will have a general impact on the subject neighborhood is Vision Land Theme Park, which will be comparable to Atlanta's Six Flags and similar theme parks. The park, which is under construction, is located just north of I-59/20 approximately 4 miles from the subject. Vision Land is being developed jointly by several local cooperating governments and local industries with bond financing provided by the Alabama State Legislature.

The subject faces little competition from anchored shopping centers, since there are no truly comparable neighborhood or community centers in Hueytown. There are a few strip centers located along Warrior River Road and Forest Road. The closest is a neighborhood center just

                                                       H. J. Porter & Associates
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NEIGHBORHOOD ANALYSIS - (CONTINUED)

south of the subject with several local tenants and a Fred's dollar store and CVS pharmacy. All other centers in the area are small strip centers with two to five tenants. These centers are not comparable to the subject. At the southwest corner of Brooklane and Allison Bonnet, a new strip center is under construction. The existing building at this location will be razed. At the southwest corner of Brooklane Drive and Hart Avenue, a new restaurant has been constructed, and just south of it is the new post office.

The closest comparable properties are located in the City of Bessemer. Here, there are several food and drug anchored neighborhood shopping centers and two free standing supermarkets. The first property is the large Bruno's Food and Pharmacy located at the West Lake Mall. This supermarket is attached to the 324,000 Sq. Ft. mall and fronts U.S. 11. The property was constructed in 1970 and has been renovated within the last four years. Bruno's purchased the mall in 1991 for $1,750,000.

Across from the West Lake Mall is the Bessemer Plaza, which is anchored by K-Mart, Food Giant, and Big-B Drugs. This shopping center contains a total of 157,800 square feet of space and was constructed in 1971 and renovated in 1990. Due to the topography of the site, which is mostly below grade, and the angular layout of the buildings, the property suffers from poor visibility.

Located further south along U.S. 11 about 2.25 miles from the subject is the West Town Plaza shopping center. This neighborhood center includes a vacant Wal-Mart store (Wal Mart relocated next to the subject), Big Lots, and Eckerd Drug, as well as several thousand feet of shop space and several out-parcels. This property was developed in the early 1970's.

Two new developments in the area will have little impact on the subject property. Wal-Mart recently completed a new super store which contains in excess of 128,000 square feet. The second is the 59 West Marketplace anchored by Winn Dixie and Drugs for Less. This development contains a total of 95,591 sq.ft. Occupancy in the local shop space in these centers ranged from 68.8% to 100%.

Political and Governmental Factors

Property taxes for real estate located in the city of Hueytown are higher than those assessed for property in the unincorporated areas of Jefferson County. The subject is no exception with the property located within the city of Hueytown taxed at a higher rate than properties located in the county. The tax rate for property in the city is $6.01 per $100 of assessed value.

Schools which serve the subject neighborhood are under the leadership of the City of Hueytown and Jefferson County. The two main secondary schools serving the area are Hueytown High School and Pittman Middle School.


                                                       H. J. Porter & Associates
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NEIGHBORHOOD ANALYSIS - (CONTINUED)

Sociological Factors

The immediate area of the subject neighborhood being adjacent to several stable middle income residential subdivisions should positively influence the subject property. Crime rates within the city area are low; and the area should prove desirable for development.

The immediate area surrounding the subject site is a stable community where overall employment rates have increased over the past decade. The ease of access from the subject to major traffic arteries, as well as its proximity to Birmingham, access to medical, educational, recreational, commercial, and employment centers, makes the subject neighborhood a viable place for retail development.

Conclusions

The subject property's convenient location in the City of Hueytown provides retail space for the residents of the higher growth areas located north and west of the subject. This growth is brought about by a combination of factors, such as a relatively low density of development outside the city limits, the availability of land, and an overall increase in employment. By all indications this trend should continue. There are no significant anchored shopping center developments in the neighborhood which compete directly with subject. In summary, Hueytown is a growing community within the greater Birmingham area and is a viable location for real estate development.

                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                              SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

1. Winn Dixie Storefront

2. Front view of subject

3. Front view of subject

4. Front view of Subject

5. Rear loading area (shops)

6. Rear loading area (Winn Dixie)

7. 50 foot expansion parcel

8. View southeast along Warrior River Road

9. View northeast along Forest Road

                               [GRAPHIC OMITTED]

                                      PLAN

                                                                              20
SITE ANALYSIS

The subject property is located in the north quadrant of Forest Road and Warrior River Road, approximately 3/4 mile northeast of the Central Business District of Hueytown. As indicated in the site plan on the facing page, the subject property is irregular shaped. The individual site characteristics of the shopping center site are as follows:


Size:                      10.54 Acres (Shopping Center)
                            0.62 Acres (Expansion Parcel)
                           -----
                           11.16 Acres Total


Shape:                     Irregular


Street Frontage:           573.83 feet on Warrior River Road
                           111.16 feet on Forest Road


Curb-cuts:                 There are three curb cuts on Warrior River Road and
                           one on Forest Road.



Excess Land:               None


Topography:                The site is now level. Prior to construction it was
                           rolling.


Drainage/Flood
Hazard: Drainage is adequate. According to the FEMA Flood Insurance Rate Map, Community Panel # 010337 0007 A, the subject property is not located in a flood hazard zone.

Utilities:                 All utilities are available to the site.

Site Improvement:          After renovation there will be approximately 299,960
                           square feet of asphalt paving which accommodates 448
                           parking spaces and drive lanes. There will be 13,000 sq.ft. of concrete paving most of which will be used for truck loading. Other improvements include approximately 1,715 linear feet of concrete curb and gutters, approximately 1,815 linear feet of chain link fence, pylon sign, and parking lot light standards.

                                                       H. J. Porter & Associates
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                                                                              21


DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject's improvements were completed and occupied in both 1985 and 1986. The building presently contains 80,043 square feet of gross building area, and 78,773 square feet of stated leased area. After renovation/expansion, the building will contain 93,720 square feet of gross building area, and 89,273 square feet of stated leased area. The difference between gross building area and stated leased area is due to the Winn-Dixie lease. Their building will contain 49,321 square feet but their lease states a demised area of 45,500 square feet, with the difference being the loading and rear storage areas. This situation is the same for the property as is. Other divisions of space include 8,450 square feet leased to Harco Drugs, and 35,323 square feet of local/regional shop tenants. The drugstore area and local tenant space will not be included in the renovation.

Basic construction detail includes:

Roof: Built up tar and gravel over rigid insulation on metal decking.

Walls: Exterior walls are split face fluted concrete block on the building front and painted concrete block on the sides and rear. Partition walls between tenant spaces are painted sheetrock on metal wall studs.

Canopy: Canopies are a combination of brick veneer, dryvit, and standing seam metal awnings built on block columns.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows: Anodized bronze aluminum store fronts with single glazing.

Floors: Reinforced 4" concrete slab with resilient tile cover.

Insulation:                Rigid insulation in built-up roof system.

Ceilings:                  Suspended lay-in acoustic tile with recessed
                           fluorescent light fixtures.

HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:                  One or two-two fixture restrooms in each shop space.
                           The building area from Winn Dixie to Harco is fully equipped with a wet sprinkler system.

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                                                                              22


HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

      "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

Highest & Best Use - As Vacant

Physically Possible - The subject's total land area of 11.16 acres would support an office complex, a neighborhood shopping center with or without out parcel lots, apartment complex, industrial building or a combination of these uses. The shape and configuration of the site is well suited for a neighborhood shopping center. The site has sufficient area to allow these uses and provide sufficient area for parking.

Legally Permissible - The subject's zoning of B-3, does not restrict commercial development of the subject site. However Industrial and Residential Development is not allowed.

Financially Feasible - The best indication of financial feasibility is the development patterns in the subject neighborhood and those in similar neighborhoods through out Birmingham. The subject neighborhood is in a period of stability with only modest growth. As indicated in the Neighborhood Analysis, there are numerous residential subdivisions within close proximity to the subject property. Warrior River Road is a major traffic artery serving West Jefferson County and the City of Hueytown. Forest Road is a primary traffic route serving the residential growth area north of the subject property. There are no comparable shopping centers with food anchors within the subject's immediate area that serve neighborhood residents.

It would appear therefore, that the optimum use of the subject site would be for retail purposes.

Maximally Productive - The maximally productive use of the subject property is a function of the density and development potential of the site. Due to the dynamic state of supply and demand for retail space in the subject's market environment, a build-out commensurate with successful leasing activity is most prudent. Most retail centers in the area are located at the intersection of two heavily travelled streets, like the subject's location.

Based upon the previous analysis, the highest and best use of the subject site, as vacant and available to be put to its highest and best use, is for a food and drug anchored neighborhood shopping center containing approximately 100,000 square feet of gross building area.

                                                       H. J. Porter & Associates
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                                                                              23


HIGHEST AND BEST USE - (CONTINUED)

Highest & Best Use - As Improved & As Renovated

The use of the subject site currently, for a neighborhood shopping center and parking appears to be consistent with highest and best use as if vacant. Next focus shifts to the adequacy of the improvements for maximizing return.

Physically Possible - The existing building on the subject site is well located on the subject site with parking conveniently located near the retail shops. The existing building's contribution to total value is substantial and appears to provide adequate but not a maximum return to the land. The overall size of the subject site would allow a larger building area than is currently in place on the property. As indicated in the highest and best use analysis "As if Vacant", the subject site would support a shopping center of approximately 100,000 sq.ft. and allow sufficient area for parking. The quality of the improvements or design of the building appears to be consistent with highest and best use.

Legally Permissible - The improvements in place on the subject property are consistent with the zoning restrictions. The proposed improvements appear to meet zoning requirements as stated in the zoning analysis section of this report. However, the 50 foot expansion parcel will have to be rezoned to allow for commercial development.

Financially Feasible - The current plans for the subject property include renovation and expansion of the existing Winn Dixie space to 45,500 sq.ft. with an increase in rental rate to $9.25 per sq.ft. The current rental rate for Winn Dixie is $5.70 per sq.ft. This lease amendment will considerably increase the overall return on the property. No items were noted which would necessitate renovation or improvement to command a higher rental rate on the subject's Harco Drugs or local tenant space.

Maximally Productive - Renovation and expansion of the Winn Dixie space will increase the size of the subject to 93,720 sq.ft., near the 100,000 sq.ft. optimum building size indicated in the highest and best use analysis "As if Vacant". The addition of anchor as opposed to local tenant space enhances the overall value of the center. The subject's proposed improvements appear to be consistent with the highest and best use of the subject land site as if vacant. Based on this analysis, the subject's neighborhood shopping center "As Proposed" is considered to be the highest and best use of the property, as improved.

                                                       H. J. Porter & Associates

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

Cost Approach

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.    Estimating the reproduction cost new of the improvements.

3.    Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.    Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.

                                                       H. J. Porter & Associates

Income Analysis

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

Direct Sales Comparison Approach

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.

                                                       H. J. Porter & Associates

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

Reconciliation Analysis

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

                             Comparable Land Sales

LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site, a comparison is made between the subject property and recent sales of similar shopping center sites in the subject market. Sales considered include:

Sale #1
Address/Location:                   Academy Drive @ I-20/59
                                    Bessemer, AL
Grantor:                            Newton, Oldacre, McDonald, L.L.C.
Grantee:                            Wal Mart Stores Inc.
Sale Date:                          11/11/1994
Sale Price:                         $2,444,000
Cash Equiv Price:                   $2,444,000
Terms:                              Cash to Seller
Verified With:                      Charles Evans, Grantor (615) 321-0973
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      04/26/1995
Rights Conveyed:                    Fee simple title
Land Size:                          33.95 Acres;         1,478,862 Square Feet
Zoning:                             C-4, Commercial District
Highest & Best Use:                 Commercial
Use At Sale:                        Vacant
Topo/Drainage:                      Level/Adequate
Access/Visibility:                  Good/Good
Utilities:                          All Public
Remarks:                            This sale is the assemblage of three
                                    separate tracts divided as: 4.95 acre -
                                    $444,000; 17.5 acre - $950,000; and 11.5
                                    acre $1,050,000. This site has been
                                    developed with a 128,268 Sq.Ft. Wal Mart
                                    Store. There is excess land for future
                                    development.
Indicators of Value:                Price Per Acre:        $71,988

                                                       H. J. Porter & Associates

Sale # 2
Address/Location:                   Flintridge Road
                                    Fairfield, AL
Grantor:                            USX Corporation
Grantee:                            Home Depot USA Inc.
Sale Date:                          05/12/1994
Sale Price:                         $1,960,000
Cash Equiv Price:                   $1,960,000
Terms:                              Cash to Seller
Recorded:                           Deed Book 1024    Page 890; Jefferson
                                    (Bessemer) County
Verified With:                      George Lander, USX Realty (205) 783-2168
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      04/05/1995
Rights Conveyed:                    Fee simple title
Land Size:                          17.5 Acres;            762,300 Square Feet
Zoning:                             B-2, Business District
Highest & Best Use:                 Commercial
Use At Sale:                        Vacant
Topo/Drainage:                      Rolling
Access/Visibility:                  Good
Utilities:                          All Public

Remarks: This property was purchased for the development of a Home Depot store. The site was sold as is with the seller performing some required preparation of roads and driveways. No estimate was given for the cost of these improvements. An escrow of $750,000 was established to insure completion.

Indicators of Value:                Price Per Acre:                    $112,000

                                                       H. J. Porter & Associates

Sale # 3
Address/Location:                   US Highway 11
                                    Trussville, AL
Grantor:                            Frances Hamilton, et al.
Grantee:                            Trussville Marketplace, LLC
Sale Date:                          11/02/1996
Sale Price:                         $1,149,997
Cash Equiv Price:                   $1,149,997
Terms:                              Cash to Seller
Recorded:                           Instr.#1996 135593; Jefferson County
Verified With:                      Scott Holcombe, Arlington Properties,
                                    Grantee (205) 328-9600
Verified By:                        Harris Hollans, H.J. Porter & Associates
Date Verified:                      10/24/1996
Rights Conveyed:                    Fee simple title
Land Size:                          11.2 Acres
Zoning:                             C-2, General Business District
Highest & Best Use:                 Commercial
Use At Sale:                        Vacant
Topo/Drainage:                      Gently rolling to level/Part located in
                                    Flood Zone A & B
Access/Visibility:                  Good/Good
Utilities:                          All public
Remarks:                            The City of Trussville agreed to provide a
                                    box culvert along the west side of the
                                    property to improve drainage. Cost estimated
                                    at $350,000. This property was annexed by
                                    the City and zoned commercial prior to sale.
                                    Based on a revised FEMA Flood Map, the
                                    property is not located in a Flood hazard
                                    zone. This map, however, had not been
                                    adopted at the time of sale. Drainage
                                    appeared average.
Indicators of Value:                Price Per Acre:                    $102,678

                                                       H. J. Porter & Associates

Sale # 4
Address/Location:                   SE Quad. I-459 and Highway 150
                                    Hoover, AL
Grantor:                            Chichester Estate etal
Grantee:                            Lewis Investment Inc
Sale Date:                          05/08/1997
Sale Price:                         $2,125,000
Cash Equiv Price:                   $2,125,000
Terms:                              Cash to seller
Recorded:                           Deed Book 9761 Page 701; Jefferson County
Verified With:                      Contract
Verified By:                        David Mullins, MAI
Date Verified:                      05/01/1997
Rights Conveyed:                    Fee simple title
Land Size:                          10.4 Acres
Zoning:                             Commercial
Highest & Best Use:                 Commercial
Use At Sale:                        Vacant
Topo/Drainage:                      Rolling/Adequate
Access/Visibility:                  Good/Good
Utilities:                          All available

Remarks: This site is to be developed with a neighborhood shopping center anchored by Winn Dixie. The rolling topography required additional site work in order to develop the site.

Indicators of Value:                Price Per Acre:                    $204,327

                                                       H. J. Porter & Associates

Land Sales 1 through 4 detailed above are compared to the subject's shopping SCcenter site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

==========================================================================================================================
                                               LAND SALES COMPARISON GRID
==========================================================================================================================
Comp. Number                           Subject                 #1                 #2                 #3                #4
Grantor                                              Newton et al          USX Corp.           Hamilton        Chichester
Grantee                                           Wal Mart Stores         Home Depot         Trussville       Sulphur Spr
                                                                                            Marketplace
Location                         Warrior River      Academy Drive      Flintridge Rd          US Hwy 11       I-459 @ Hwy
                                          Road                                                                        150
                                  Hueytown, AL       Bessemer, AL      Fairfield, AL     Trussville, AL        Hoover, AL
--------------------------------------------------------------------------------------------------------------------------
Recording                                                1058/243           1024/890          9613/5593          9761/701
Cash Eq. Price                       SEE BELOW         $2,444,000         $1,960,000         $1,149,997        $2,125,000
Date of Sale                          12/01/97           11/11/94           05/12/94           11/02/96          05/08/97
Land Size       Acres                    11.16              33.95              17.50              11.20             10.40
==========================================================================================================================
Unadj. Price/Acre                                         $71,988           $112,000           $102,678          $204,327
==========================================================================================================================
ADJUSTMENTS                                                    #1                 #2                 #3                #4
Conditions of Sale                                         Normal             Normal             Normal            Normal
Net Adjustment                                                 $0                 $0                 $0                $0
Market Conditions                                           9.17%             10.68%              3.24%             1.70%
(Time)  @       3%            /year
==========================================================================================================================
Preliminary Adj. Price                                 $2,668,115         $2,169,328         $1,187,257        $2,161,125
Preliminary Adj. Price/Acre                               $78,590           $123,962           $106,005          $207,800
==========================================================================================================================
PHYSICAL DIFFERENCES                                           #1                 #2                 #3                #4
                Location                                     1.00               1.00               1.00              0.50
                Topography                                   1.00               0.75               1.00              1.00
--------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                            1.00               0.75               1.00              0.50
==========================================================================================================================
Physical Adjusted Price                                $2,668,115         $1,626,996         $1,187,257        $1,080,563
Physical Adjusted Price/Acre                              $78,590            $92,971           $106,005          $103,900
==========================================================================================================================
  Size                                                       1.30               1.11               1.00              0.98
==========================================================================================================================
Final Adjusted Price/Acre                                $102,166           $103,198           $106,005          $101,822
==========================================================================================================================

No adjustments for financing, rights conveyed, or condition of sale were required. The comparable sales listed above were adjusted to the subject for:

Time: Considers an increase in value of 3% per year over the past several years. This is based on general trends as there were no sale-resales found with which to compare.

                                                       H. J. Porter & Associates

Location:                  The subject is similar in location to sales 1, 2, and
                           3. Sale 4, which is located in one Birmingham's fastest growing residential areas at the intersection of two major highways, is superior to the subject.
                           Based on a comparison with Sale 1, with consideration for size difference, Sale 4 was adjusted -50%.

Topography:                Sale 2 is superior due to seller paid site work.
                           Based on a comparison with Sale 1, with consideration for size difference, Sale 2 was adjusted -25%.

Size: The subject contains 11.16 acres and the sales ranged in size from 10.4 acres to 33.95 acres. The comparables were adjusted to the subject based on the Dilmore Size Adjustment Program, a statistical analysis of the relationship of size and sale price per acre. The comparables were adjusted +30%, +11%, 0%, and -2% respectively.

The comparable sales, after adjustment, ranged from $101,822 to $106,005 per acre with a mean adjusted sale price of $103,298 per acre. The subject is most comparable to Sale 1 in location and Sales 3 and 4 in size. Based on these adjusted sales, the subject site, as if vacant, is valued as:

                  11.16 Acres   @   $103,000     =    $1,149,480

                              Rounded     $1,150,000


                                                       H. J. Porter & Associates

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Birmingham market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building reproduction costs are:

===============================================================================================================
                                               VALUATION - COST APPROACH
===============================================================================================================
DIRECT COST
Estimated Replacement Cost New -  [MARKET]
                          Good Market Class "C" -Sec.13 Page 19
                          Base Cost                                     $56.83
                          Sprinkler System                               $1.70
                          Total Base Cost                               $58.53
                          Area/Perimeter Adjust.                 x       0.831
                          Adjust to Current Cost                 x       1.060
                          Adjust Local Conditions                x       0.920
                                                                         -----
Gr.Bldg Area                        49,321 S.F.                  x      $47.43   per S.F.   =     $2,339,295
Canopy    @                            35% of Base Cost
                                     3,075 S.F.                  x      $16.60   per S.F.   =        $51,045

Estimated Replacement Cost New -  [NEIGHBORHOOD SHOPPING CENTER]
                          Average, Class "C" -Sec.13 Page 27
                          Base Cost                                     $46.08
                          Area/Perimeter Adjust.                 x       0.870
                          Adjust to Current Cost                 x       1.060
                          Adjust Local Conditions                x       0.920
Gr.Bldg Area                        44,399 S.F.                  x      $39.10   per S.F.   =     $1,736,001
Add:
Sprinkler (Adjusted)                12,800 S.F.                  x       $1.66   per S.F.   =        $21,248
Canopy    @                            35% of Base Cost
                                    11,700 S.F.                  x      $13.69   per S.F.   =       $160,173
===============================================================================================================
Total Replacement Cost New - All Structures                                                       $4,307,762
===============================================================================================================

                                                       H. J. Porter & Associates

Indirect Cost

Indirect costs including developer's entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject will be a part. Permanent loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction - 1% permanent).

Accrued Depreciation and Obsolescence

The Winn Dixie space will be renovated and expanded while the remaining areas of the shopping center will generally remain unchanged. There are no items of deferred maintenance noted. Some parking lot repairs were needed as of the date of inspection of the property. However, these repairs are considered a part of common area maintenance which is reimbursable. Incurable physical depreciation is estimated using the Effective Age/Economic Life method and calculated as:

================================================================================
Total Building Replacement Cost New                                 $4,307,762
--------------------------------------------------------------------------------
Estimated Chronological Building Age                                        12
Effective Age                                                                5
Economic Life New                                                           45
Percentage Depreciation  (Effective Age / Life New)                        11%
--------------------------------------------------------------------------------
Dollar Depreciation - Incurable Long Lived Items
                      $4,307,762                      X    11%        $478,162
================================================================================

Based on an inspection of the subject property and its neighborhood, there was no functional or external obsolescence noted.

Site improvements are added at their depreciated values and the underlying vacant shopping center site land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.

                                                       H. J. Porter & Associates

=========================================================================================================================
                                                  CALCULATION OF COST
=========================================================================================================================
DIRECT COST
Total Replacement Cost New - Structures (from prior page)                                          $4,307,762
Less Accrued Depreciation                                                                           ($478,162)
                                                                                                     --------
Total Depreciated Cost New                                                                         $3,829,600

Add: Site Improvements                                  Percent                  Depreciated
                               Area      Cost / SF        Dep.                         Cost
                               ----      ---------        ----                         ----
Asphalt Paving - SF          299,960       $1.65          25%                     $371,201
Concrete Paving - SF          13,000       $4.15          25%                      $40,463
Concrete Curbs - LF            1,715       $8.25          15%                      $12,026
Chain Link Fence - LF          1,815       $7.50          25%                      $10,209
Drainage Impvmts and Infrastructure                                               $400,000
Project Sign                                                                       $25,000
Landscaping                                                                        $25,000
                                                                                   -------
Subtotal                                                                                             $883,899
                                                                                                     --------
Total Value - All Improvements                                                                     $4,713,499

INDIRECT COST
  Entrepreneurial Profit                          20%  Cost+Land                $1,172,700
  Title and Legal                                                                  $35,000
  Permanent Loan Fees                              2%  of Loan Amt
  Loan basis =                                    75%  of Cost                     $87,952
  Marketing/Lease Commissions                                                      $50,000
  Miscellaneous                                                                    $75,000
                                                                                   -------
TOTAL INDIRECT COST                                                                                $1,420,652
                                                                                                   ----------
TOTAL COST NEW                                                                                     $6,134,151
LAND VALUE  (from prior section)                                                                   $1,150,000
                                                                                                   ----------
VALUE BY COST                                                                                      $7,284,151
                                                                                   (Rounded)       $7,280,000
=========================================================================================================================

                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the estimated net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

Potential Gross Income

The subject property is anchored by a Winn Dixie food store which will contain 45,500 square feet of stated leased area after renovation, and a Harco Drug with 8,450 square feet. There are 35,323 square feet of non-anchored shop space leased to 14 tenants on lease terms ranging from 3 to 5 years and rental rates ranging from $6.00 to $10.00 per square foot with an average of $8.31. There are several vacant shops containing 12,536 square for an effective occupancy of 65%. This vacancy is attributed to the extended period of time over which the sale of the subject has been negotiated. Leasing during these periods generally suffers. Found in the Addendum is a Lease Synopsis for each of the subject tenants.

                                                       H. J. Porter & Associates

The contract rent for Winn Dixie and Harco Drugs, like most signature stores, are a function of the development cost and negotiations between developer and tenant. The Winn Dixie rent will be $9.25 per square foot, with Harco Drugs currently at $8.00 per square foot. These rates are within the range of similar food and drug tenant rental rates as illustrated in the following table.

================================================================================
Tenant             Location            Year        Size-Sq.Ft.    Rent/Sq.Ft.
================================================================================
Winn Dixie         Alabaster, AL       1993          44,000          $6.50
Winn Dixie         Panama City, FL     1993          44,000          $7.15
Winn Dixie         Moody, AL           1993          44,000          $7.00
Winn Dixie         Chalkville, AL      1994          51,250          $6.50
Winn Dixie         Alexander City, AL  1994          44,000          $6.75
Winn Dixie         Chattanooga, TN     1994          44,000          $7.05
Winn Dixie         Anniston, AL        1995          44,000          $7.70
Winn Dixie         Birmingham, AL      1995          44,000          $6.95
Winn Dixie         Mobile, AL          1996          51,282          $8.00
Winn Dixie         Dalton, GA          1996          44,000          $9.26
Winn Dixie         Trussville, AL      1996          44,000          $8.15
Winn Dixie         Mobile, AL          1997          44,000          $9.00
Winn Dixie         Mobile, AL          1997          44,000          $8.85
Winn Dixie         Fairhope, AL        1997          51,282          $9.25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Drugs for Less     Birmingham, AL      1993          18,000          $7.50
Harco Drugs        Birmingham, AL      1993          12,876          $5.95
Harco Drugs        Pell City, AL       1993          9,100           $7.50
Harco Drugs        Alabaster, AL       1993          9,100           $8.50
Big B Drugs        Chattanooga, TN     1994          8,470           $7.00
Harco Drugs        Tuscaloosa, AL      1994          10,160          $7.90
Drugs for Less     Birmingham, AL      1995          18,000          $7.00
Revco              Dalton, GA          1996          8,450           $9.75
Harco Drugs        Mobile, AL          1997          10,125          $8.25
================================================================================

In order to determine if the subject's local shop space rents are competitive and market oriented, and to estimate their market vacancy, four comparable neighborhood shopping centers were inspected, surveyed, and compared to the subject. Like the subject, all four comparables are located within the Birmingham Metro area. The comparable centers range in age from 2 to 15 years.

Comparable rentals considered for the subject's non-anchored space are shown on the following pages.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

                               Comparable Rentals

                               [GRAPHIC OMITTED]

                                                RENT COMPARABLE # 1

NAME:                               59 West Shopping Center
LOCATION:                           700 Academy Drive
                                    Bessemer, Alabama
YEAR BUILT:                         1996
SIZE:                               95,591 Sq.Ft.
ANCHORS TENANTS:                    Winn Dixie Marketplace     44,000 Sq.Ft.
                                    Drugs for Less             18,000 Sq.Ft.
LOCAL TENANTS:                      Total local tenant space   33,591 Sq.Ft.
LOCAL TENANT RENT:                  $9.50 - $13.00
OCCUPANCY:                          100.0% of local shop space
REMARKS:                            This property is well located being just off
                                    I-20/59. This center is adjacent to a new
                                    Wal Mart Super Center which enhances traffic
                                    flow to the area. After completion the
                                    center reached 100% occupancy in one year
                                    with stabilized occupancy (90%+) reached in
                                    six months.
Source:                             Tom Newton, Developer (334)361-8500

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

                                                RENT COMPARABLE # 2

NAME:                               West County Marketplace
LOCATION:                           2000 Forestdale Blvd.
                                    Adamsville, Alabama
YEAR BUILT:                         1987
SIZE:                               170,220 Sq.Ft.
ANCHORS TENANTS:                    Wal Mart                  82,723 Sq.Ft.
                                    Winn Dixie                41,409 Sq.Ft.
                                    Big B Drugs                8,288 Sq.Ft.
LOCAL TENANTS:                      Various local tenants     37,800 Sq.Ft.
LOCAL TENANTS RENT:                 $9.75 - $13.00
OCCUPANCY:                          100%
REMARKS:                            This center is located on U.S. Hwy 78 along
                                    a major commercial corridor. The leasing agent indicated that the center benefits from the Wal Mart anchor traffic which helps keep occupancy and rental rates near the upper end of the market. This center has been 100% occupied for several years.

Source:                             Alfred Goldthwaite, Leasing Agent
                                    (334)264-1102

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

                                                RENT COMPARABLE # 3

NAME:                               Flintridge Center
LOCATION:                           East side of Wiebel Drive at I-20/59
                                    Fairfield, Alabama
YEAR BUILT:                         1982
SIZE:                               293,496 Sq.Ft.
ANCHORS TENANTS:                    K Mart                    120,000 Sq.Ft.
                                    Sears                      92,585 Sq.Ft.
                                    Winn Dixie Marketplace     44,000 Sq.Ft.
LOCAL TENANTS:                      Total local tenant space   36,911 Sq.Ft.
LOCAL TENANT RENT:                  $10.00 - $15.00
OCCUPANCY:                          68.8% of local shop space
REMARKS:                            This property is well located along a major
                                    road in Fairfield and above grade with good visibility. There are three vacant shops, two of which have leases out for signature.
                                    According to Zack Rolen, with Aronov Realty, this center typically maintains 90% to 95% occupancy for local shop space, and the current vacancy is typical tenant roll-over space.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

                                                RENT COMPARABLE # 4

NAME:                               Morgan Road Square Winn Dixie
LOCATION:                           Bessemer, Alabama
YEAR BUILT:                         1995
SIZE:                               68,440 Sq.Ft.
ANCHORS TENANTS:                    Winn Dixie                44,000 Sq.Ft.
                                    Big B Drugs                9,240 Sq.Ft.
LOCAL TENANTS:                      Various local tenants     15,200 Sq.Ft.
LOCAL TENANTS RENT:                 $10.50 - $12.00
OCCUPANCY:                          100%
REMARKS:                            This center is located on Morgan Road at its
                                    intersection with I-459. The majority of the shop space was pre-leased prior to completion and stabilized occupancy was achieved within three months.

                                                       H. J. Porter & Associates

Rental rates for non-anchored shop space in the four comparable rentals range from $9.50 to $15.00 per square foot with most being in the $10 to $12 range. The subject's current rents appear to be below the competitive market. This situation may be attributed to lax management after the ownership of the property was shifted by foreclosure. There are several vacant shops in the shopping center ranging in size from 4,000 to 800 sq.ft. The rent comparables previously presented all have characteristics (i.e. age, condition, anchor draw, etc.) which make them somewhat superior to the subject. Based on a comparison between the subject and comparables, the subject's vacant shop space would likely rent in the lower range of the comparables. Therefore, the estimated rental rate for the subject's vacant space is $10.00. This rate is also applied to two tenants which are currently occupying space on a month to month basis. One exception is the 4,000 sq.ft. space which would not likely rent for a rate as high as for the smaller shops due to its greater than average size. The rate for this space is estimated at $9.00 per sq.ft.

Winn Dixie, Harco Drug, and several local tenants call for percentage rents. It is unlikely that these tenants will reach a level of sales requiring percentage rent until they have become well established in this market. As such, no income from percentage rent is estimated.

Winn Dixie and Harco Drugs pay their pro rata share of taxes, insurance, and common area maintenance. As with most modern neighborhood shopping centers, shop space tenants pay their pro rata share of taxes, insurance, and common area maintenance. In addition to these expense contribution, most of the subject's local tenants pay 15% of CAM expense for administration, and several contribute a percentage for taxes and insurance.

                                                       H. J. Porter & Associates

The Potential Gross Income is the sum of the subject's contract rents plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance, including administrative fee for some tenants as well as taxes and insurance for the following tenants. Expenses for these items are estimated in the Expense Analysis on the following pages. The following table shows the calculations of CAM Administrative Fee, Ad Valorem Taxes, and Insurance fees for local shop tenants according to their leases. Vacant space is calculated based on the purchasers conventional reimbursement which includes a 15% CAM administrative expense.

================================================================================
                       CAM Admin   Amount   Tax      Amount   Insurance  Amount
================================================================================
Vacant                     15%    $  270     0%       $  0        0%     $    0
Vacant                     15%    $  163     0%       $  0        0%     $    0
Norwest Financial          15%    $  101     0%       $  0        0%     $    0
Head Start                 15%    $  162     0%       $  0       15%     $   36
Little Caesar's            15%    $   81     0%       $  0       15%     $   18
Martin Jewelers            15%    $  167     0%       $  0       15%     $   37
Taekwondo Plus             15%    $  189     0%       $  0       15%     $   42
So. Central Cellular       15%    $   96     0%       $  0        0%     $    0
ALFA Mutual                15%    $  115     0%       $  0        0%     $    0
Vacant                     15%    $  192     0%       $  0        0%     $    0
Supreme Beauty             15%    $  108     0%       $  0        0%     $    0
Univ. Fed. Credit          15%    $  122     0%       $  0        0%     $    0
Magic Nails                15%    $   65     0%       $  0        0%     $    0
Kitty's Korner             15%    $   63     0%       $  0        0%     $    0
Shanghai Restaurant        15%    $  108     0%       $  0       15%     $   24
Shanghai Restaurant        15%    $   54     0%       $  0        0%     $    0
Vacant                     15%    $   54     0%       $  0        0%     $    0
Arts "N" Hair              15%    $   54    15%       $ 68       15%     $   12
H & R Block                15%    $   54     0%       $  0        0%     $    0
Vacant                     15%    $  167     0%       $  0        0%     $    0
                                  ------              ----               ------
Category Totals                   $2,385              $ 68               $  169
--------------------------------------------------------------------------------
Grand Total                                                              $2,622
================================================================================

                                                       H. J. Porter & Associates

The Potential Gross Income is calculated in the following table.

==========================================================================================================================
POTENTIAL GROSS INCOME
Credit Anchor Tenant
  Winn Dixie              45,500             sq.ft. @      $9.25                =        $420,875
  Harco Drugs             8,450              sq.ft. @      $8.00                =         $67,600
                          ------                                                          -------
Subtotal                  53,950             sq.ft.                                                     $488,475

Non-Anchor Tenants
   Vacant                  4,000             sq.ft. @      $9.00                =         $36,000
   Vacant                  2,416             sq.ft. @     $10.00                =         $24,160
   Norwest Financial       1,500             sq.ft. @      $7.25                =         $10,875
   Head Start              2,400             sq.ft. @      $7.00                =         $16,800
   Little Caesar's         1,200             sq.ft. @      $9.50                =         $11,400
   Martin Jewelers         2,467             sq.ft. @      $6.00                =         $14,802
   Taekwondo Plus          2,800             sq.ft. @      $6.50                =         $18,200
   So. Central Cellular    1,420             sq.ft. @      $7.75                =         $11,005
   ALFA Mutual             1,704             sq.ft. @      $8.00                =         $13,632
   Vacant                  2,840             sq.ft. @     $10.00                =         $28,400
   Supreme Beauty          1,600             sq.ft. @      $7.50                =         $12,000
   Univ. Fed. Credit       1,806             sq.ft. @     $10.00                =         $18,060
   Magic Nails               960             sq.ft. @      $7.50                =         $7,200
   Kitty's Korner            930             sq.ft. @      $7.75                =         $7,208
   Shanghai Restaurant     1,600             sq.ft. @      $6.25                =        $10,000
   Shanghai Restaurant       800             sq.ft. @      $7.25                =         $5,800
   Vacant                    800             sq.ft. @     $10.00                =         $8,000
   Arts "N" Hair             800             sq.ft. @     $10.00                =         $8,000
   H & R Block               800             sq.ft. @      $9.00                =         $7,200
   Vacant                  2,480             sq.ft. @     $10.00                =        $24,800
                          ------                                                         -------
Subtotal                  35,323             sq.ft.        $8.31          Avg.                          $293,542
                                                                                                        --------
Total Rental Income       89,273             sq.ft.                                                     $782,017

Expense Contributions
    Winn Dixie            45,500             sq.ft. @      $1.12                =        $50,960
    Harco Drugs            8,450             sq.ft. @      $1.12                =         $9,464
Non-Anchor Tenants
    CAM, Tax, Ins. Admin. (as previously presented)                             =         $2,622
    Taxes                 35,323             sq.ft. @      $0.57                =        $20,134
    Insurance             35,323             sq.ft. @      $0.10                =         $3,532
    CAM                   35,323             sq.ft. @      $0.45                =        $15,895
                          ------                                                         -------
Total Exp. Cont. on       89,273             sq.ft. @                                                   $102,607
                                                                                                        --------
==========================================================================================================================
POTENTIAL GROSS INCOME                                                                                  $884,624
==========================================================================================================================

                                                       H. J. Porter & Associates

Effective Gross Income

Stabilized vacancy and collection loss is subtracted from Potential Gross Income to estimate the Effective Gross Income. Winn Dixie and Harco Drugs have extended lease terms and are considered credit anchor tenants. As such, no vacancy and credit loss is calculated on their income. Local shop space in the four comparable shopping centers ranged from 68.8% to 100% with the most comparable being in the upper end of the range. There is good demand for local shop space through out the Birmingham metro area. Vacancy and collection loss for the subject's non-anchored shop space is estimated to be 10% of rent and expense reimbursements, and calculated as:

                     $884,624    Potential Gross Income
                     $ 33,573    Vacancy and Collection Loss
                     --------
                     $851,051    Effective Gross Income


Operating Expenses

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. The subject had only one year of operating history available for analysis. To estimate the appropriate expense levels, statements from similar shopping centers are analyzed. The subject and expense comparables are presented on the following pages.

                                                       H. J. Porter & Associates

Subject

Project Name:                       River Square Shopping Center
Location:                           Warrior River Road
                                    Hueytown, Alabama
Year Built:                         1985             GLA:     78,789  SF
Source:                             End of Year Operating Statement
Type Center:                        Neighborhood
Analysis Year:                      1996             Analysis By:      LHH

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Potential Gross Rent:               $465,567             $5.91            100.0%
Less Vac/Credit Loss:                $40,053             $0.51              8.6%
                                     -------             -----              ----
Effective Gross Rent:               $425,514             $5.40             91.4%
+ CAM/Reimbursements:                $39,423             $0.50              8.5%
+ Misc Income:                        $1,327             $0.02              0.3%
                                      ------             -----              ----
Effec. Gross Income:                $466,264             $5.92            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $15,572             $0.20              3.3%
  Ad Valorem Tax:                    $30,326             $0.38              6.5%
  Insurance:                          $6,533             $0.08              1.4%
  Administration Expense:             $1,335             $0.02              0.3%
  CAM:                               $17,621             $0.22              3.8%
  Utilities:                         $11,225             $0.14              2.4%
                                     -------             -----              ----

Total Expenses:                      $82,612             $1.05             17.7%
                                     -------             -----             -----

Net Operating Income:               $383,652             $4.87             82.3%
                                    ========             =====             =====

                                                       H. J. Porter & Associates

Comparable # 1

Project Name:                       Delchamps Plaza North
Location:                           McFarland & Watermelon Road
                                    Tuscaloosa, AL
Year Built:                         1986             GLA:     59,389  SF
Source:                             Year End Statement
Type Center:                        Neighborhood
Analysis Year:                      1995             Analysis By:      DPM

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Potential Gross Rent:               $459,768             $7.74            100.0%
Less Vac/Credit Loss:                  $-603            $-0.01             -0.1%
                                       -----            ------             -----
Effective Gross Rent:               $459,165             $7.73             99.9%
+ CAM/Reimbursements:                $41,120             $0.69              8.9%
+ Misc Income:                        $3,439             $0.06              0.7%
                                      ------             -----              ----
Effec. Gross Income:                $503,724             $8.48            100.0%

         Item                          Total              $/SF              %EGI
Less Expenses:
  Management:                        $30,762             $0.52              6.1%
  Ad Valorem Tax:                    $33,939             $0.57              6.7%
  Insurance:                          $4,915             $0.08              1.0%
  Administration Expense:             $1,391             $0.02              0.3%
  CAM:                               $41,892             $0.71              8.3%
  Miscellaneous:                      $8,765             $0.15              1.7%
                                      ------             -----              ----

Total Expenses:                     $121,664             $2.05             24.2%
                                    --------             -----             -----

Net Operating Income:               $382,060             $6.43             75.8%
                                    ========             =====             =====

Comments:      Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.

                                                       H. J. Porter & Associates

Comparable # 2

Project Name:                       Delchamps Plaza South
Location:                           Skyland Blvd.
                                    Tuscaloosa, AL
Year Built:                         1986             GLA:     108,903  SF
Source:                             Year end operating statement
Type Center:                        Neighborhood Shopping Center
Analysis Year:                      1996             Analysis By:      LHH

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:               $751,676             $6.90                 %
+ CAM/Reimbursements:                $61,400             $0.56                 %
+ Misc Income:                          $300             $0.00                 %
                                        ----             -----                 -
Effec. Gross Income:                $813,376             $7.47            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $42,686             $0.39              5.2%
  Ad Valorem Tax:                    $39,174             $0.36              4.8%
  Insurance:                         $13,588             $0.12              1.7%
  Administration Expense:            $17,144             $0.16              2.1%
  CAM:                               $25,322             $0.23              3.1%
  Utilities:                          $6,564             $0.06              0.8%
  Miscellaneous:                      $5,071             $0.05              0.6%
                                      ------             -----              ----

Total Expenses:                     $149,549             $1.37             18.4%
                                    --------             -----             -----

Net Operating Income:               $663,827             $6.10             81.6%
                                    ========             =====             =====

Comments:         Misc. Expense is travel and structural repair.

                                                       H. J. Porter & Associates

Comparable # 3

Project Name:                       Stratford Square
Location:                           East Boulevard
                                    Montgomery, AL
Year Built:                         1987             GLA:     121,236  SF
Source:                             Year End Statement
Type Center:                        Community Shopping Center
Analysis Year:                      1995         Analysis By:      Philip Minor

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:               $771,843             $6.37                 %
+ CAM/Reimbursements:               $118,804             $0.98                 %
+ Misc Income:                          $412             $0.00                 %
                                        ----             -----                 -
Effec. Gross Income:                $891,079             $7.35            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $43,173             $0.36              4.8%
  Ad Valorem Tax:                    $47,541             $0.39              5.3%
  Insurance:                         $12,987             $0.11              1.5%
  Administration Expense:            $13,769             $0.11              1.5%
  CAM:                               $53,488             $0.44              6.0%
  Miscellaneous:                      $5,650             $0.05              0.6%
                                      ------             -----              ----

Total Expenses:                     $176,608             $1.46             19.8%
                                    --------             -----             -----

Net Operating Income:               $714,471             $5.89             80.2%
                                    ========             =====             =====

Comments:      Miscellaneous expense includes $3,762 for on-site management, and


                                                       H. J. Porter & Associates

Comparable # 4

Project Name:                       Corner Village
Location:                           Auburn, AL
Year Built:                         1978             GLA:     62,510  SF
Source:                             Year End Statement
Type Center:                        Neighborhood Shopping Center
Analysis Year:                      1995         Analysis By:      Philip Minor

         Item                          Total              $/SF              %PGR
         ----                          -----              ----              ----
Effective Gross Rent:               $260,657             $4.17                 %
+ CAM/Reimbursements:                $22,347             $0.36                 %
+ Misc Income:                           $83             $0.00                 %
                                         ---             -----                 -
Effec. Gross Income:                $283,087             $4.53            100.0%

         Item                          Total              $/SF              %EGI
         ----                          -----              ----              ----
Less Expenses:
  Management:                        $10,663             $0.17              3.8%
  Ad Valorem Tax:                    $21,172             $0.34              7.5%
  Insurance:                          $4,405             $0.07              1.6%
  Administration Expense:             $3,556             $0.06              1.3%
  CAM:                               $25,305             $0.40              8.9%
  Utilities:                            $332             $0.01              0.1%
  Miscellaneous:                      $1,718             $0.03              0.6%
                                      ------             -----              ----

Total Expenses:                      $67,151             $1.07             23.7%
                                     -------             -----             -----

Net Operating Income:               $215,936             $3.45             76.3%
                                    ========             =====             =====

Comments:         Miscellaneous expense is building repair and maintenance.

                                                       H. J. Porter & Associates

Based on these expense comparables and the subject's 1996 actual operating expense, the pertinent expense categories in appropriate amounts are estimated below.

Management Fee:                    The management fee of the comparables
                                   properties ranged from 3.8% to 6.1%. As
                                   indicated previously, the subject property is one of sixteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:                    The subject's ad valorem tax, as previously
                                   discussed, is estimated at $50,693 per year.

Insurance:                         The subject's actual insurance cost for 1996
                                   was $0.08 per sq.ft. Based upon the expense comparables the cost of insuring the subject's improvements and the cost of liability insurance is estimated to be $8,900 per year or $0.10 per square foot.

Common Area Maintenance:           Common area maintenance and repair expense is
                                   estimated at $40,200 per year or $0.45 per square foot which is based on the comparables which ranged from $0.23 to $0.71 per square foot with an average of $0.45 per square foot.

Structural Maintenance:            Structural maintenance is estimated to be
                                   $0.15 per square foot for a total annual amount of $6,500. This amount is based on the Harco Drugs and local tenant space only since
                                   Winn Dixie will be responsible for its own roof and structural repairs. The comparables ranged from $.03 to $0.15 per square foot with an average of $.07 per square foot. Due to the age of the subject this rate is estimated at the higher end of the range.

Administrative:                    This expense is estimated to be $2,000 per
                                   year or $0.02 per square foot, and is based on the subject's actual expense for 1996 and the comparables which ranged from $.02 to $.16 with and average of $.09 per square foot. The subject's estimated cost is expected to at the low end of the range due to reimbursement of CAM administrative fee.

Total operating expenses are estimated to be $142,335 per year or $1.59 per square foot.

                                                       H. J. Porter & Associates

Net Operating Income

The subject's net operating income is calculated by subtracting the Operating Expenses from the Effective Gross Income and illustrated as:

                       $851,051    Effective Gross Income
                       $142,335    Operating Expenses
                       --------
                       $708,716    Net Operating Income


Overall Capitalization Rate

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given the cross collateralization of the subject property with the other sixteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor survey, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales ranged from 9.57% to 10.20% with an average of 9.81% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping Center, ranged from 8.25% to 13% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.14%. The rates developed with mortgage/equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.


                                                       H. J. Porter & Associates

Estimated Value by Income Approach

The subject's stabilized net operating income of $708,716 is capitalized with an overall capitalization rate of 9.0% for an estimated value of $7,874,622 which is rounded to $7,870,000. A summary of the Income Approach to Value is presented below.

==========================================================================================================================
POTENTIAL GROSS INCOME                                                                                 $884,624
Less Vacancy and Collection Loss
Non-Anchor Tenants       10%                Rent + Exp. Cont.                  =                        $33,573
                                                                                                        -------
EFFECTIVE GROSS INCOME                                                                                 $851,051
                                                                         % of           $ per
Less Expenses:                                                          E.G.I.           S.F.
                                                                        ------          ----
                         Management                      $34,042         4.0%           $0.38
                         Ad.Val.Tax                      $50,693         6.0%           $0.57
                         Insurance                        $8,900         1.0%           $0.10
                         CAM                             $40,200         4.7%           $0.45
                         St. Maint.                       $6,500         0.8%           $0.15
                         Administrative                   $2,000         0.2%           $0.02
                                                         -------        ----            -----
Total Expenses                                                          16.7%           $1.59            $142,335
                                                                                                         --------
NET OPERATING INCOME                                                                                     $708,716
Capitalized at                                             9.00%                                       $7,874,622
                                                                                                       ----------
INDICATED VALUE                                                                         (Rounded)      $7,870,000
==========================================================================================================================

                                                       H. J. Porter & Associates

===========================================================================================================================
Property Capitalization
Rate Justification
---------------------------------------------------------------------------------------------------------------------------
PROPERTY:            River Square Shopping Center
ADDRESS:             Hueytown, AL
DATE:                December 1, 1997

                                                                      Pessimistic    Most Likely     Optimistic

                                                                      ------------------------------------------
1. Market extracted rates for                                            10.20%         9.81%           9.57%
                                                                      ------------------------------------------
                        similar local properties
                                                                      ------------------------------------------
2. Recent published cap rates                                            13.00%         9.84%           8.25%
                                                                      ------------------------------------------
                        used by institutional investors
3. Ellwood method calculated rates
            11.55%    = Eqty yield before tax
% Property appreciation (income) over hold period  =                    -5.00%          0.00%           5.00%
               75%    = Mortgage percent of value
             7.75%    = Mortgage interest rate
              20.0    = Mortgage term in years
              10.0    = Investment holding period
             9.85%    = Rm = Mortgage constant
             14.4%    = Rmp = Mortgage constant over holding period
             31.6%    = P = Percent of mortgage paid off over hold period
              5.8%    = SFF = Sink fund factor
             37.2%    = J factor
                                                                      ------------------------------------------
                                       Calculated cap rate =             9.36%          8.90%           8.45%
                                                                      ------------------------------------------
4. Band of Investment Method
                                   Mortgage percent to value           70.000%         75.00%          80.00%
                                           Mortgage constant            10.35%          9.85%           9.35%
                                     Equity percent to value            30.00%         25.00%          20.00%
                                      Eqty cash on cash rate             8.00%          7.00%           6.00%
                                                                      ------------------------------------------
                                         Calculated cap rate             9.65%          9.14%           8.68%
                                                                      ------------------------------------------
5. Debt Coverage Ratio Method
                                   Req'd debt coverage ratio             1.25           1.20            1.15
                                   Mortgage percent to value            70.00%         75.00%          80.00%
                                           Mortgage constant            10.35%          9.85%           9.35%
                                                                      ------------------------------------------
                                         Calculated cap rate             9.06%          8.87%           8.60%
                                                                      ------------------------------------------

===========================================================================================================================

                                                       H. J. Porter & Associates

================================================================================

                                Explanatory Notes
                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

      Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

      Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

      Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

      Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

      Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula Ro = Rm X DCR X M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.
================================================================================

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

                               Improved Sales Map

MARKET APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other neighborhood shopping center properties. These sales are analyzed on the basis of price per square foot of Net Leasable Are (NLA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in Birmingham, Moody, Madison, and Mobile Alabama and Chattanooga, Tennessee.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

Sale #1
Address/Location:             The Village on Lorna
                              3301 Lorna Road
                              Hoover, AL
Grantor:                      Lorna Properties
Grantee:                      Village on Lorna Shopping Center, Ltd.
Sale Date:                    05/26/1995
Sale Price:                   $11,200,000
Cash Equiv Price:             $11,200,000
Equity:                       $2,240,000
Debt:                         $8,960,000          Year 1 Debt Service:  $933,084
Terms:                        Cash to seller: Equity, debt and YR1 Debt Service
                              estimated based on
                              80% LTV, 8.5% interest, 20 yr. amortization
Recorded:                     Inst. #1995 61351; Jefferson County
Verified With:                Hunter Keller, Engel Realty (205) 939-6800
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                04/18/1996
Rights Conveyed:              Leased Fee
Land Size:                    12.6  Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      728                         Parking Ratio:  5.15
Building Size:                141,444 SF(NRA)

                                                       H. J. Porter & Associates

Land:Bldg Ratio:              3.9
Year Built:                   1986
Condition:                    Avg/Good
Building
Description:                  One story masonry construction neighborhood
                              shopping center containing two separate buildings.
Anchors:                      Delchamps 51,945 sq.ft., Drugs for Less 14,500
                              sq.ft.
Anchor - Sq. Ft.:             66,445                      Anchor %:  46.98
Local:                        Typical local, regional and national small shops
Local - Sq. Ft.:              74,999                      Local %:  53.02
Lease Information:            Anchors & Local: CAM, taxes and insurance.
                              Delchamps recently expanded and renovated their space with an estimated expenditure of 2.5 to 3 million dollars. In conjunction, they signed a new
                              15 year lease with 3, 5 year options.

ANALYSIS
(1|2|3) *Source                                 TOTAL $ AMOUNT   $ PER SF (NRA)
                                                --------------   --------------
(A\E\F)         Potential Gross Income:           $1,578,760          $11.16
(A\E\F)         Vac & Credit Loss:                   $94,725          $ 0.67
                                                  ----------          ------
(A\E\F)         Effec. Gross Income:              $1,484,034          $10.49
(A\E\F)         Less Expenses:                      $376,266          $ 2.66
                                                  ----------          ------
(A\E\F)         Net Oper. Income                  $1,107,768          $ 7.83
(A\E\F)         Debt Service (Yr 1):                $933,084          $ 6.60
                                                  ----------          ------
(A\E\F)         Cash Flow:                          $174,684          $ 1.24


    ===========================================================================
*     Field 1:           S=Seller          B=Buyer                  A=Appraiser
      Field 2:           A=Actual          E=Estimated
      Field 3:           P=Prior Year      F=Year Following
    ===========================================================================

INDICATORS OF VALUE:       Price Per SF (NRA):                 $79.18
                           PGIM:                               7.09
                           EGIM:                               7.55
                           Ro:                                 9.89%
                           Re:                                 7.8%
                           Expense Ratio:                      25.35

Remarks: PGI includes potential rent based on actual base rent plus expense contributions and misc. income. The actual 1994 NOI was $901,481 and is somewhat skewed due to vacancy of local space during Delchamps expansion and rent concession during this period. Also, leasing commissions and T.I. was deducted as expenses before NOI calculated.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

Sale #2
Address/Location:             Village At Moody
                              US Highway 411
                              Moody, AL
Grantor:                      FS Partnership, Ltd.
Grantee:                      Birmingham Realty
Sale Date:                    02/14/1996
Sale Price:                   $4,485,000
Cash Equiv Price:             $4,485,000
Equity:                       $1,485,000
Debt:                         $3,000,000
Terms:                        $1,485,000 cash plus assumption of $3,000,000
                              mortgage at market rates and terms.
Recorded:                     Book 261, Page 313; St. Clair County
Verified With:                Paul Spina, Grantor (205) 733-1131
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                04/10/1996
Rights Conveyed:              Leased Fee
Land Size:                    8.43  Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      396                         Parking Ratio:  6.51
Building Size:                60,800 SF(NRA)

                                                       H. J. Porter & Associates

Land:Bldg Ratio:              6.0
Year Built:                   1995
Condition:                    Good
Building
Description:                  In-line, one story masonry construction with brick
                              exterior on front and sides, and CCB on rear.
                              Flat built-up roof system.
Anchors:                      Winn Dixie - 44,000 SF
Anchor - Sq. Ft.:             44,000                      Anchor %:  72.37
Local:                        J&E Ent., Head Start, Movie Gallery, Open Book,
                              Vulcan Rehab, Moody Cleaners, Vill. Beverage,
                              Merle Norman, Nail Shop
Local - Sq. Ft.:              16,800                      Local %:  27.63
Lease Information:            Winn Dixie - $7.00 PSF, Local tenant rent range
                              $10.50 to $11.50 PSF with average of $10.67 PSF.
                              All tenants pay pro-rata share of CAM, tax, and insurance.

ANALYSIS
(1|2|3) *Source                                TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(A\E\F)         Potential Gross Income:            $533,922           $8.78
(A\E\F)         Vac & Credit Loss:                   $9,920           $0.16
                                                     ------           -----
(A\E\F)         Effec. Gross Income:               $524,002           $8.62
(A\E\F)         Less Expenses:                      $87,532           $1.44
                                                    -------           -----
(A\E\F)         Net Oper. Income                   $436,470           $7.18


     ===========================================================================
*     Field 1:           S=Seller               B=Buyer              A=Appraiser
      Field 2:           A=Actual               E=Estimated
      Field 3:           P=Prior Year           F=Year Following
     ===========================================================================

INDICATORS OF VALUE:        Price Per SF (NRA):                 $73.77
                            PGIM:                               8.40
                            EGIM:                               8.56
                            Ro:                                 9.73%
                            Expense Ratio:                      16.70

Remarks: At time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $.58 PSF, insurance at $.10 PSF, CAM at $.40 PSF, and St. Maintenance at $.05 PSF. This center is located at the northeast corner of I-20 and US Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

Sale #3
Address/Location:             Plaza Center
                              Hughes Road at Old Madison Pike
                              Madison, Alabama
Grantor:                      Plaza, Ltd.
Grantee:                      Amberjack, Ltd.
Sale Date:                    12/21/1994
Sale Price:                   $5,850,000
Cash Equiv Price:             $5,850,000
Terms:                        Cash to Seller
Recorded:                     Deed Book 846, Page 1097; Madison County
Verified With:                Tommy Tillman, Broker (205) 822-7116
Verified By:                  David P. Mullins, H.J. Porter & Associates
Date Verified:                01/11/1995
Rights Conveyed:              Leased Fee
Land Size:                    9.08  Acres
Access/Visibility:            Good/Good
Highest & Best Use:           Shopping Center
Building Size:                79,400 SF(NRA)
Land:Bldg Ratio:              5.0
Year Built:                   1994
Condition:                    Good


                                                       H. J. Porter & Associates

Building
Description:                  One Story masonry construction with brick veneer
                              and dryvit front. Built up flat roof.
Anchors:                      Kroger
Anchor - Sq. Ft.:             62,800                      Anchor %:  79.09
Local:                        Sporting Edge, Cleaners, Papa John's Pizza,
                              Heavenly Hair, Baskin-Robbins, Cornerstone, Movie
                              Gallery, Hallmark
Local - Sq. Ft.:              16,600                      Local %:  20.91
Lease Information:            All tenants pay a pro-rata share of CAM,
                              Taxes, and Insurance.
ANALYSIS
(1|2|3) *Source                               TOTAL $ AMOUNT     $ PER SF (NRA)
                                              --------------     --------------
(S\A\P)         Potential Gross Income:           $689,320            $8.68
(S\A\P)         Vac & Credit Loss:                 $17,750            $0.22
                                                   -------            -----
(S\A\P)         Effec. Gross Income:              $671,570            $8.46
(S\A\P)         Less Expenses:                    $111,457            $1.40
                                                  --------            -----
(S\A\P)         Net Oper. Income                  $560,113            $7.05


     ===========================================================================
*     Field 1:           S=Seller               B=Buyer              A=Appraiser
      Field 2:           A=Actual               E=Estimated
      Field 3:           P=Prior Year           F=Year Following
     ===========================================================================

INDICATORS OF VALUE:         Price Per SF (NRA):                 $73.68
                             PGIM:                               8.49
                             EGIM:                               8.71
                             Ro:                                 9.57%
                             Expense Ratio:                      16.60


                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

Sale #4
Address/Location:             North Hixson Marketplace
                              Hixson Pike and Camp Columbus Road
                              Chattanooga, TN
Grantor:                      North Hixson, L.L.C.
Grantee:                      Amberjack Ltd.
Sale Date:                    03/04/1996
Sale Price:                   $4,760,000
Cash Equiv Price:             $4,760,000
Terms:                        Cash to seller
Recorded:                     ; Hamilton County
Verified With:                Dick Schmalz, with Grantor (205) 871-2617
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                03/15/1996
Rights Conveyed:              Leased Fee
Land Size:                    9.24 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      405                         Parking Ratio:  5.88
Building Size:                63,270 SF(NRA)
Land:Bldg Ratio:              6.4
Year Built:                   1995
Condition:                    Good

                                                       H. J. Porter & Associates

Building
Description:                  One story neighborhood shopping center with split
                              face block exterior walks and synthetic stucco
                              on steel stud canopy.
Anchors:                      Winn Dixie (49,600 sf GBA & 44,000 sf NRA);
                              Big B Drugs 8,470 sf
Anchor - Sq. Ft.:             52,470                      Anchor %:  82.93
Local:                        Movie Gallery, Sally's Beauty and other local
                              tenants
Local - Sq. Ft.:              10,800                      Local %:  17.07
Lease Information:            Anchor and Local: CAM, Taxes and Insurance
ANALYSIS
(1|2|3) *Source                                 TOTAL $ AMOUNT    $ PER SF (NRA)
                                                --------------    --------------
(S\A\F)         Potential Gross Income:            $623,083           $9.85
(A\E\F)         Vac & Credit Loss:                  $13,057           $0.21
                                                    -------           -----
(A\E\F)         Effec. Gross Income:               $610,026           $9.64
(A\E\F)         Less Expenses:                     $124,533           $1.97
                                                   --------           -----
(A\E\F)         Net Oper. Income                   $485,493           $7.67


     ===========================================================================
*     Field 1:           S=Seller               B=Buyer              A=Appraiser
      Field 2:           A=Actual               E=Estimated
      Field 3:           P=Prior Year           F=Year Following
     ===========================================================================

INDICATORS OF VALUE:           Price Per SF (NRA):                 $75.23
                               PGIM:                               7.64
                               EGIM:                               7.80
                               Ro:                                 10.2%
                               Expense Ratio:                      20.41%

Remarks: At time of sale, there were two vacant local shops containing 2,400 sq.ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM and insurance plus $.05 for structural reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/sf.

                                                       H. J. Porter & Associates

                               [GRAPHIC OMITTED]

Sale #5
Address/Location:             Hillcrest Marketplace
                              Hillcrest Road @ Grelot Road
                              Mobile, Alabama
Grantor:                      Hillcrest Marketplace, Ltd.
Grantee:                      80% Shades Creek Partners, 20% Fairway
                              Investments, LLC
Sale Date:                    06/19/1997
Sale Price:                   $6490000
Cash Equiv Price:             $6,490,000
Equity:                       $1,590,000
Debt:                         $4,900,000          Year 1 Debt Service:  $480,911
Terms:                        $1,590,000 cash and assumption of 20 year mortgage
                              at 8.375%.
Recorded:                     Deed Book 4479, Page 54; Mobile County
Verified With:                Scott Holcombe, Arlington Properties -Developer
                              (205) 328-9600
Verified By:                  Harris Hollans, H.J. Porter & Associates
Date Verified:                04/02/1997
Rights Conveyed:              Leased Fee Interest
Land Size:                    12.49  Acres
Access/Visibility:            Good/Good
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      359                         Parking Ratio:  4.63
Building Size:                76,365 SF(GBA)
Land:Bldg Ratio:              7.1

                                                       H. J. Porter & Associates

Year Built:                   1997
Condition:                    New
Building
Description:                  Red brick veneer front over concrete block wall.
                              Reinforced concrete slab. Single ply membrane
                              roof. Raised seam metal and canvas awning.
Anchors:                      Winn Dixie (51,282 sq.ft.), Revco (9,240 sq.ft.)
Anchor - Sq. Ft.:             60,522                      Anchor %:  79.25
Local:                        Various regional, national, & local
Local - Sq. Ft.:              15,843                      Local %:  20.75

Lease Information:            Winn Dixie rent is $8.00 PSF & Revco rent is $8.00
                              PSF. At sale time, no local space was leased.
                              Local rent pro-forma was $11.50 PSF. Expense contribution pro-forma was $1.50 PSF. Since closing, 6 shops have been leased at $12.50 PSF.
                              $12.50 PSF.

ANALYSIS
(1|2|3) *Source                                TOTAL $ AMOUNT     $ PER SF (GBA)
                                               --------------     --------------
(S\E\F)         Potential Gross Income:           $780,918            $10.23
(S\E\F)         Vac & Credit Loss:                 $15,447            $0.20
                                                   -------            -----
(S\E\F)         Effec. Gross Income:              $765,471            $10.02
(S\E\F)         Less Expenses:                    $140,020            $1.83
                                                  --------            -----
(S\E\F)         Net Oper. Income                  $625,451            $8.19
(S\E\F)         Debt Service (Yr 1):              $480,911            $6.30
                                                  --------            -----
(S\E\F)         Cash Flow:                        $144,540            $1.89

     ===========================================================================
*     Field 1:           S=Seller               B=Buyer              A=Appraiser
      Field 2:           A=Actual               E=Estimated
      Field 3:           P=Prior Year           F=Year Following
     ===========================================================================

INDICATORS OF VALUE:            Price Per SF (GBA):                 $84.99
                                PGIM:                               8.31
                                EGIM:                               8.48
                                Ro:                                 9.64%
                                Re:                                 9.09%
                                Expense Ratio:                      18.29%

Remarks: The total Gross Building Area of the shopping center was 77,557 SF. The sale was negotiated and closed prior to completion with equitable remedy for completion delays after July 15, 1997. The Grantor guaranteed the above EGI for a period of 2 years, thereby assuming the risk of leasing up the remaining vacant shop space. The Grantor will pay Grantee the difference between rents received, including exp. contributions, and the above EGI. If gross income equals or exceeds the above EGI for 6 months, guarantee is terminated.There are 5 out parcels lots at this center which were not included in the sales. Lots have been sold to Wendy's, New York Bagel, and Boston Market.

                                                       H. J. Porter & Associates

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

===========================================================================================================================
                                               MARKET SALES COMPARISON GRID
===========================================================================================================================
Comp. Number                                               #1              #2            #3             #4              #5
Grantor                                      Lorna Properties  FS Partnership   Plaza, Ltd.   North Hixson       Hillcrest
                                                                                                               Marketplace
Grantee                             SUBJECT  Village on Lorna      Birmingham    Amberjack,      Amberjack    Shades Creek
                                                                       Realty          Ltd.                       Partners
Location                   Warrior River Rd        Lorna Road      US Hwy 411     Hughes Rd    Hixson Pike  Hillcrest Road
                               Hueytown, AL    Birmingham, AL       Moody, AL   Madison, AL   Chattanooga,      Mobile, AL
                                                                                                        TN
---------------------------------------------------------------------------------------------------------------------------
Cash Eq.Sale Price                                $11,200,000      $4,485,000    $5,850,000     $4,760,000      $6,490,000
Date of Sale                       12/01/97          05/26/95        02/14/96      12/21/94       03/04/96        06/19/97
Leasable Area S.F.                   89,273           141,444          60,800        79,400         63,270          76,365
Unadjust. Price/SF                                     $79.18          $73.77        $73.68         $75.23          $84.99
Eff.Gross Income                   $851,051        $1,484,034        $524,002      $671,570       $610,026        $765,471
EGIM                                                     7.55            8.56          8.71           7.80            8.48
Net Oper. Income                   $707,316        $1,107,768        $436,470      $560,113       $485,493        $625,451
Per SF                                $7.92             $7.83           $7.18         $7.05          $7.67           $8.19
---------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                                #1              #2            #3             #4              #5
                                                       Normal          Normal        Normal         Normal          Normal
Conditions of Sale                                         0%              0%            0%             0%              0%
Market Conditions/Time                                 12.60%           8.99%        14.74%          8.73%           2.26%
      at       5.00% /year
===========================================================================================================================
Preliminary Adj. Price                            $12,611,200      $4,888,202    $6,712,290     $5,175,548      $6,636,674
Preliminary Adj.Price/Sq.Ft.                           $89.16          $80.40        $84.54         $81.80          $86.91
===========================================================================================================================
PHYSICAL DIFFERENCES                                       #1              #2            #3             #4              #5
            Net Operating Income                        1.40%          10.58%        12.62%          3.52%          -3.05%
---------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                       1.40%          10.58%        12.62%          3.52%          -3.05%
===========================================================================================================================
Final Adjusted Price                              $12,787,757      $5,405,373    $7,559,381     $5,357,727      $6,434,255
Final Adj.Price/Sq.Ft.                                 $90.41          $88.90        $95.21         $84.68          $84.26
===========================================================================================================================

The sales were adjusted to the subject for the following items:

Condition of sale:                  No adjustment indicated.

Time: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

                                                       H. J. Porter & Associates

Net Operating Income:               The comparable sales were adjusted to the
                                    subject based on the difference in net
                                    operating income. The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                                    ====================================
                                         SP/SF             NOI/SF
                                    ------------------------------------
                                         $79.18            $7.83
                                         $73.77            $7.18
                                         $73.68            $7.05
                                         $75.23            $7.67
                                         $84.99            $8.19
                                    ====================================

                                    The adjustment for NOI is based on the
                                    following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the subject's NOI per square foot.

The comparable sales present an adjusted range of value from $84.26 to $95.21 per square foot. The arithmetic mean price is $88.69 per sq.ft. with a standard deviation of $4.03 per sq.ft. Based on this analysis, with consideration given to the subject's cross collateralization, the subject's value is estimated at $88.50 per square foot.

Based on these adjusted sales, the subject property is valued by direct comparison as:

     89,273   Sq.Ft. NLA       @        $88.50            =        $7,900,661

                                         Rounded                   $7,900,000

                                                       H. J. Porter & Associates

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

                         SALE #                 EGIM
                         ------                -----
                           1                    7.55
                           2                    8.56
                           3                    8.71
                           4                    7.80
                           5                    8.48

The Effective Gross Income Multipliers of the five comparable sales range from
7.55 to 8.56 with a mean EGIM of 8.22. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject is valued by EGIM as:

        $851,051 EGIM             x        8.70     =        $7,404,144

                                           Rounded           $7,400,000


The two market indicators of value are correlated with greater weight given to adjusted sale price per square foot for a value by market of $7,800,000. The indicated value by EGIM is skewed because the multipliers do not reflect decreasing cap rates.

                                                       H. J. Porter & Associates

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach.........................................................$7,280,000

This approach is felt to be less reliable than the other two approaches due to the difficulty in estimating accrued depreciation. Cost estimates are based on a respected national cost service's figures as well as actual cost of other centers. The land value is based on recent commercial land sales from the subject's market area and is felt to be well supported. This approach is given secondary consideration to the Income Approach.

Income Approach.......................................................$7,870,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration.

Market Approach.......................................................$7,800,000

This approach is based on recent sale of other neighborhood shopping centers and is reliant upon the direct sales comparison on a price per square foot basis. The estimated value by EGIM is somewhat skewed because the Effective Gross Income Multipliers of the comparable sales do not reflect the downward trend in overall capitalization rates. This approach is afforded less consideration than the Income Approach.

Based upon our investigation into the subject property and its current economic environment, we are of the opinion that the prospective market value of the Leased Fee Interest in the subject property, as of December 1, 1997, will be:

               SEVEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
                                  ($7,850,000)


         Divided As:       Improvements             $6,700,000
                           Land                     $1,150,000
                                                     ---------
                           Total                    $7,850,000

                                                       H. J. Porter & Associates

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned State Certified General Real Property Appraisers have met the requirements of the board that allow this report to be regarded as a "certified appraisal."

8. David P. Mullins, MAI, is currently certified under the continuing education program of the Appraisal Institute.

9. L. Harris Hollans, Jr. has made a personal inspection of the property that is the subject of this report. David P. Mullins, MAI, has not made a personal inspection of the property that is the subject of this report.

10. No one provided significant professional assistance to the persons signing this report.

                                                       H. J. Porter & Associates

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

12. Based upon our investigation into the subject property and its current economic environment, we are of the opinion that the prospective market value of the Leased Fee Interest in the subject property, as of December 1, 1997, will be:

               SEVEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
                                  ($7,850,000)




         /s/ David P. Mullins                                       11/20/97
         -----------------------------------------                  --------
         DAVID P. MULLINS, MAI                                      Date
         Certified General Real Property Appraiser
         Alabama Certification #G00008



         /s/ L. Harris Hollans, Jr.                                 11/20/97
         -----------------------------------------                  --------
         L. HARRIS HOLLANS, JR.                                     Date
         Certified General Real Property Appraiser
         Alabama Certification #G00451

                                                       H. J. Porter & Associates

ADDENDUM


         EXHIBITS

         Location Map.............................................Facing Page 3
         Survey...................................................Facing Page 5
         State Map................................................Facing Page 9
         Site Plan...............................................Facing Page 20
         Subject Photographs.....................................Facing Page 21
         Land Sales Map..........................................Facing Page 27
         Rental Location Map.....................................Facing Page 38
         Improved Sales Map......................................Facing Page 56

         REAR EXHIBITS

         Lease Synopses
         Dilmore Size Adjustment Tables
         Assumptions and Limiting Conditions
         Appraisers' Qualifications
         Appraisers' Certificates

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Winn Dixie Montgomery, Inc.

Area:                 35,000 sq.ft.

Term:                 Twenty years, ending 4/3/2005

Renewal Options:      Five, five year options,ending 4/3/2030

Minimum Rental:       $199,500 or $5.70/sq.ft. - All terms

Percentage Rent:      1% of gross sales above designated break point

Expense Contributions:

         C.A.M.       Tenant pays a fixed rate of $3,500 per year

         Tax          Tenant pays pro rata share increase over base year

         Insurance    Tenant pays pro rata share increase over base year

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking: Required ratio of 6.0 spaces per 1,000 sq.ft. of gross building area or a total of 530 spaces.

Subletting:           Allowed without Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant has the option of expanding east by 24,500 sq.ft.
                      at five year intervals. Tenant has the exclusive right to operate a supermarket.

*Amendment to Lease:  This lease is currently being amended to facilitate expansion and renovation of the space. The term will be renewed to 20 years commencing 12/1/97. The rental rate will be $9.25 per sq.ft. based on a Leaseable Area of 45,500 sq.ft. The tenant will reimburse pro-rata for CAM, taxes, and insurance. Winn Dixie will pay for roof and structural maintenance on the expanded premises. There will be five renewal options of five years each.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Harco Drug, Inc.

Area:                 8,450 sq.ft.

Term:                 Fifteen years, ending 3/14/2003

Renewal Options:      Three, Five year options, ending 3/14/2018

Minimum Rental:       $67,600 or $8.00/sq.ft. - All terms

Percentage Rent:      2% of net sales over designated break point

Expense Contributions:

         C.A.M.       Tenant pays pro rata share

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant may terminate the lease if Winn Dixie vacates.
                      Tenant has the exclusive right to operate a drug store with the exception of Winn Dixie.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Norwest Financial Alabama, Inc.

Area:                 1,500 sq.ft.

Term:                 Five years, ending 8/31/2000

Renewal Options:      One, five year option ending 8/31/2005

Minimum Rental:       $10,875  or $7.25/sq.ft.   - Years 1-3 commencing 9/1/95
                      $12,000  or $8.00/sq.ft.   - Years 4-5 commencing 9/1/98
                      Rent is negotiable for renewal term

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks: Tenant may cancel the lease any time after the third year with payment of six months rent and 90 days notice.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Head Start Family Hair Salon

Area:                 2,400 sq.ft.

Term:                 Five years, ending 3/31/99

Renewal Options:      One, five year option, ending 3/31/2004

Minimum Rental:       $14,400 or $6.00/sq.ft.   - Year 1, commencing 4/1/94
                      $15,000 or $6.25/sq.ft.   - Year 2, commencing 4/1/95
                      $15,600 or $6.50/sq.ft.   - Year 3, commencing 4/1/96
                      $16,800 or $7.00/sq.ft.   - Years 4-5, commencing 4/1/97
                      $18,000 or $7.50/sq.ft.   - Renewal Years 6-9, commencing
4/1/99
                      $20,000 or $8.50/sq.ft.   - Renewal Year 10, commencing
4/1/03

Percentage Rent:      Year 1                - 6% of gross sales above $375,000
                      Year 2                - 6% of gross sales above $385,000
                      Year 3                - 6% of gross sales above $395,000
                      Year 4-5              - 6% of gross sales above $423,000
                      Renewal Years 6-9     - 6% of gross sales above $447,000
                      Renewal Year 10       - 6% of gross sales above $495,000

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share, plus 15% override

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant originally located in the center in December 1984.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Little Caesar's Pizza

Area:                 1,200 sq.ft.

Term:                 Five years, ending 11/30/98

Renewal Options:      One, five year option, ending 11/30/2003

Minimum Rental:       $11,400  or $9.50/sq.ft.  - Years 1-5, commencing 12/1/93
                      $13,200  or $11.00/sq.ft. - Renewal Years 6-8, commencing
                                                  12/1/98
                      $13,800  or $11.50/sq.ft. - Renewal Years 9-10, commencing
                                                  12/1/01

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share, plus 15% override

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant has exclusive right to operate a pizza sales store.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Martin Jewelers

Area:                 2,467 sq.ft.

Term:                 Five years, ending 11/30/98

Renewal Options:      One, five year option, ending 11/30/2003

Minimum Rental:       $14,802  or $6.00/sq.ft.   - Years 1-5, commencing 12/1/93
                      $17,269  or $7.00/sq.ft.   - Renewal term, commencing
                                                   12/1/98

Percentage Rent:      4% of gross sales above $450,000, Initial & Renewal terms.

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share, plus 15% override

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks: Refundable security deposit of $900. Tenant has exclusive right to operate a jewelry store.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Taekwondo Plus

Area:                 2,800 sq.ft.

Term:                 Five years, ending 8/31/98

Renewal Options:      None

Minimum Rental:       $8,400  or $3.00/sq.ft.    - Year 1, commencing 9/1/93
                      $16,800 or $6.00/sq.ft.    - Years 2-3, commencing 9/1/94
                      $18,200 or $6.50/sq.ft.    - Years 4-5, commencing 9/1/96

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share, plus 15% override

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks: Refundable security deposit of $1,400. Tenant has exclusive right to operate a karate school in the center. Tenant must advertise four times per year.

                                                       H. J. Porter & Associates

                                        LEASE SYNOPSIS

Tenant:               South Central Cellular

Area:                 1,420 sq.ft.

Term:                 Three year, ending 11/24/99

Renewal Options:      None

Minimum Rental:       $10,656  or $7.50/sq.ft.     - Year 1, commencing 11/25/96
                      $11,004  or $7.75/sq.ft.     - Year 2, commencing 11/25/97
                      $11,364  or $8.00/sq.ft.     - Year 3, commencing 11/25/98

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant must participate is Merchant's Association.
                      Refundable security deposit of $888.00. Should Winn Dixie vacate, tenant may terminate the lease after 18 months by 60 days notice and payment of unamortized TI's and leasing commissions.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               ALFA Mutual Insurance Company
                      d/b/a/ ALFA Insurance

Area:                 1,704 sq.ft.

Term:                 Five years and five months, ending 2/19/2002

Renewal Options:      None

Minimum Rental:       $13,632  or $8.00/sq.ft.   - Years 1-3, commencing 9/19/96
                      $14,484  or $8.50/sq.ft.   - Years 4-6, commencing 9/19/99

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant may cancel the lease upon Winn Dixie vacating.
                      Applies only after 36 months. Tenant must provide 120 days notice, pay $3,408 and reimburse unamortized TI's and Leasing commissions. Landlord warrants HVAC against major repair for two years or will pay 50% repair cost.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Narseary A. Harper
                      d/b/a  Supreme Beauty Supply

Area:                 1,600 sq.ft.

Term:                 Five years, ending 9/30/01

Renewal Options:      None

Minimum Rental:       $12,000.00  or $7.50/sq.ft.  - Years 1-3 commencing
                                                     10/1/96
                      $12,396.00  or $7.75/sq.ft.  - Year 4 commencing 10/1/99
                      $12,804.00  or $8.00/sq.ft.  - Year 5 commencing 10/1/2000

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant must participate in any Merchant's Association.
                      Refundable security deposit ($1,000.00). Quarterly reporting of gross sales required.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               University Federal Credit Union/Credit Union Service
                      Center

Area:                 1,806 sq.ft.

Term:                 Three years, ending 7/31/97 (currently month-to-month)

Renewal Options:      None

Minimum Rental:       $11,287.50  or $6.25/sq.ft.     - Year 1 commencing 8/1/94
                      $11,739.00  or $6.50/sq.ft.     - Year 2 commencing 8/1/95
                      $12,190.50  or $6.75/sq.ft.     - Year 3 commencing 8/1/96

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share, plus 15% override

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks: Maximum rental rate is $8.25/sq.ft. Refundable security deposit of rent $1,237.50.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Thiet Le and Bich Huynh
                      d/b/a Magic Nails

Area:                 960 sq.ft.

Term:                 Three years, ending 9/30/98

Renewal Options:      None

Minimum Rental:       $6,720.00  or $7.00/sq.ft.     - Year 1 commencing 10/1/95
                      $6,960.00  or $7.25/sq.ft.     - Year 2 commencing 10/1/96
                      $7,200.00  or $7.50/sq.ft.     - Year 3 commencing 10/1/97

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks: Refundable security deposit of two months rent ($1,120.00). Quarterly reporting of gross sales required.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Kitty King
                      d/b/a Kitty's Korner

Area:                 930 sq.ft.

Term:                 Five years, ending 6/30/2000

Renewal Options:      None

Minimum Rental:       $6,742.56  or $7.25/sq.ft.    - Year 1 commencing 7/1/95
                      $6,975.00  or $7.50/sq.ft.    - Year 2 commencing 7/1/96
                      $7,207.56  or $7.75/sq.ft.    - Year 3 commencing 7/1/97
                      $7,440.00  or $8.00/sq.ft.    - Year 4 commencing 7/1/98
                      $7,672.56  or $8.25/sq.ft.    - Year 5 commencing 7/1/99

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks: Refundable security deposit of two months rent ($1,123.76). Quarterly reporting of gross sales.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                 Charles C. Sung and Diana X. Sung
                        d/b/a Shanghai

Area:                   1,600 sq.ft.

Term:                   Four years, ending 10/31/98

Renewal Options:        One, four year option, ending 10/31/2002

Minimum Rental:         $6,672  or $4.17/sq.ft.  - Year 1, commencing 11/1/94
                        $10,000 or $6.25/sq.ft.  - Years 2-4, commencing 11/1/95
                        $12,000 or $7.50/sq.ft.  - Renewal Year 5, commencing
                                                   11/1/98
                        $12,400 or $7.75/sq.ft.  - Renewal Year 6, commencing
                                                   11/1/99
                        $12,800 or $8.00/sq.ft.  - Renewal Year 7, commencing
                                                   11/1/2000
                        $13,200 or $8.25/sq.ft.  - Renewal Year 8, commencing
                                                   11/1/2001

Percentage Rent:        None

Expense Contributions:  Initial Term: CAM & Insurance - Tenant pays flat rate of $1.35/sq.ft. Taxes - Tenant pays pro rata share

         C.A.M.         Tenant pays pro rata share, plus 15% override

         Tax            Tenant pays pro rata share

         Insurance      Tenant pays pro rata share, plus 15% override

Utilities Paid By:      Tenant

Repairs by Landlord:    Roof and structural components

Repairs by Tenant:      Mechanical, electrical, plumbing, plate glass and
                        interior

Parking:                None specified

Subletting:             Allowed with Landlord's consent

Subordination:          Lease is subordinate to any mortgage

Remarks: Tenant has exclusive right to operate a chinese restaurant. Tenant may erect a sign on the shopping center pylon.

                                                       H. J. Porter & Associates

                                        LEASE SYNOPSIS

Tenant:               Charles C. Sung and Diana X. Sung
                      d/b/a Shanghai

Area:                 800 sq.ft.

Term:                 Three years, ending 10/31/98

Renewal Options:      One, four year option, ending 10/31/2002

Minimum Rental:       Initial Term
                      $2,500.02 or $6.25/sq.ft.    - Months 1-6, commencing
                                                     11/1/95
                      $2,700.00 or $6.75/sq.ft.    - Months 7-12, commencing
                                                     5/1/95
                      $5,600.04 or $7.00/sq.ft.    - Year 2, commencing
                                                     11/1/96
                      $5,800.08 or $7.25/sq.ft.    - Year 3, commencing
                                                     11/1/97

                      Renewal Term
                      $6,000.00 or $7.50/sq.ft.    - Renewal Year 4, commencing
                                                     11/1/98
                      $6,200.04 or $7.75/sq.ft.    - Renewal Year 5, commencing
                                                     11/1/99
                      $6,400.08 or $8.00/sq.ft.    - Renewal Year 6, commencing
                                                     11/1/2000
                      $6,600.00 or $8.25/sq.ft.    - Renewal Year 7, commencing
                                                     11/1/2001

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Refundable security deposit $416.67.

                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:               Joyce Weathers
                      Arts "N" Hair and Nails

Area:                 800 sq.ft.

Term:                 Three years, ending 6/30/93

Renewal Options:      Various renewals, ending 12/31/96.
                      Currently month-to-month.

Minimum Rental:       $7,600 or $9.50/sq.ft.         - Currently month-to-month.

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share, plus 15% override

         Insurance    Tenant pays pro rata share, plus 15% override

         Remarks      Tenant pays a maximum of $1.12/sq.ft. for CAM and taxes.

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Merchant's Association participation required.

                                                       H. J. Porter & Associates

                                        LEASE SYNOPSIS

Tenant:               Thrift Tax, Inc.
                      d/b/a H & R Block

Area:                 800 sq.ft.

Term:                 Two years and eight months, ending 4/30/94

Renewal Options:      Two, two year options, commencing 4/30/1994 and ending
                      4/30/98.

Minimum Rental:       $6,400  or $8.00/sq.ft.            - Years 1-2
                      $7,200  or $9.00/sq.ft.            - Renewal terms 1 and 2

Percentage Rent:      None

Expense Contributions:

         C.A.M.       Tenant pays pro rata share, plus 15% override

         Tax          Tenant pays pro rata share

         Insurance    Tenant pays pro rata share

Utilities Paid By:    Tenant

Repairs by Landlord:  Roof and structural components

Repairs by Tenant:    Mechanical, electrical, plumbing, plate glass and interior

Parking:              None specified

Subletting:           Allowed with Landlord's consent

Subordination:        Lease is subordinate to any mortgage

Remarks:              Tenant is required to advertise eight times per year.


                                                       H. J. Porter & Associates

         Size Adjustment Factors for 14 Curves

ADJ   FACTORS:      65%    67.5%      70%    72.5%      75%    77.5%      80%
#     1           2.00     1.88     1.77     1.68     1.59     1.51     1.43
#     2           1.32     1.30     1.26     1.23     1.21     1.18     1.16
#     3           1.00     1.01     1.00     1.00     1.00     1.00     1.00
#     4           0.96     0.97     0.96     0.97     0.97     0.97     0.98

ADJ   FACTORS:    82.5%      85%    87.5%      90%    92.5%      95%    97.5%
#     1           1.36     1.30     1.24     1.18     1.13     1.09     1.04
#     2           1.13     1.11     1.09     1.07     1.05     1.03     1.02
#     3           1.00     1.00     1.00     1.00     1.00     1.00     1.00
#     4           0.98     0.98     0.99     0.99     0.99     0.99     1.00

Analysis of 14 Size Adjustment Curves:

Mean of prices = 95366.5
Standard deviation of prices = 12559.01
Coefficient of variation = .1316921

Mean of prices adj'd w/65% curve = 121412.7
Std dev = 25741.95
Coeff of var = .2120203

Mean of prices adj'd w/67.5% curve = 119114.9
Std dev = 20850.45
Coeff of var = .1750449

Mean of prices adj'd w/ 70% curve = 115499.2
Std dev = 17303.85
Coeff of var = .1498179

Mean of prices adj'd w/72.5% curve = 113293.4
Std dev = 13685.28
Coeff of var = .120795

Mean of prices adj'd w/ 75% curve = 111060.3
Std dev = 10430.56
Coeff of var = 9.391803E-02

Mean of prices adj'd w/ 77.5% curve = 108791.2
Std dev = 7535.167
Coeff of var = 6.926268E-02

Mean of prices adj'd w/ 80% curve = 107014.3
Std dev = 4377.962
Coeff of var = 4.091008E-02

Mean of prices adj'd w/ 82.5% curve = 104941.7
Std dev = 2209.005
Coeff of var = 2.104984E-02

Mean of prices adj'd w/ 85% curve = 103298
Std dev = 1897.108
Coeff of var = .0183654

Mean of prices adj'd w/ 87.5% curve = 101914
Std dev = 3553.201
Coeff of var = .0348647

Mean of prices adj'd W/ 90% curve = 100270.3
Std dev = 5685.804
Coeff of var = 670477E-02

Mean of prices adj'd w/92.5% curve = 98823.06
Std dev = 7520.204
Coeff of var = .609766E-02

Mean of prices adj'd w/95% curve = 97572.31
Std dev = 9021.957
Coeff of var = .246431E-02

Mean of prices adj'd w/97.5% curve = 96617.25
Std dev = 11043.66
Coeff of var = .1143032

RECAP OF SIZES & PRICES

SALE#       SIZE                PRICE           FACTOR             ADJ PRICE

  1        33.9500           $ 78,590.00         1.30             $102,167.00
  2        17.5000           $ 92,971.00         1.11             $103,197.81
  3        11.2000           $106,005.00         1.00             $106,005.00
  4        10.4000           $103,900.00         0.98             $101,822.00

        11.1600        @ mean adj'd price       $103,297.95 =   $1,152,805.13

        11.1600        @ median adj'd price     $102,682.41 =   $1,145,935.63

1.    COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

      Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

      Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.    CONFIDENTIALITY:

      The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

      This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser." No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.    INFORMATION USED:

      No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.

                                                 H. J. Porter & Associates, Inc.

4.    TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

      The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.    EXHIBITS:

      The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

      No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the tide, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

      The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

      The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.

      The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are

                                                 H. J. Porter & Associates, Inc.

      assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.    RELATING TO THE AMERICAN WITH DISABILITIES ACT:

      The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.    LEGALITY OF USE:

      The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.    COMPONENT VALUES:

      The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

                                                 H. J. Porter & Associates. Inc.

10.   AUXILIARY AND RELATED STUDIES:

      No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.   DOLLAR VALUES, PURCHASING POWER:

      The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.   INCLUSIONS:

      Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.   PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

      Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.   VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

      The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value "in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

      In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser `s interpretation of income and yields and other factors derived from general and specific market information.

                                                 H. J. Porter & Associates, Inc.

      Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.   MANAGEMENT OF THE PROPERTY:

      It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.   CONTINUING EDUCATION CURRENT:

      The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.   FEE:

      The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.   AUTHENTIC COPIES:

      The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.   HAZARDOUS MATERIALS:

      Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.

21.   NOTE:

      ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.

                                                 H. J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS

                                       OF

                              DAVID P. MULLINS, MAI

CURRENT STATUS

David P. Mullins is involved in the appraisal of and consulting with owners of income producing real estate. He is the Managing Appraiser and a General Partner of the Birmingham office of H. J. Porter & Associates with offices located at:

  H.J. Porter & Assoc., Inc.       H. J. Porter & Assoc. of Birmingham
   631 Stage Road/PO Box 28        2000 Crestwood Boulevard, Suite 304
      Auburn, AL 36831                     Birmingham, AL 35210
       (334) 826-8682                         (205) 951-0019

                        H. J. Porter & Assoc. of Montgomery
                             235 South Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Mullins is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 11168). He is also a member of the International Right of Way Association (Alabama Chapter Number 24).

PROFESSIONAL EDUCATION STATUS

Mr. Mullins is currently certified in Alabama as a Certified General Real Property Appraiser (Certificate #G8). He has taken numerous courses and seminars offered by the Appraisal Institute, Society of Real Estate Appraisers, and International Right-of-Way Association.

HISTORICAL DATA

David P. Mullins is a graduate of Colorado State University with a Bachelors of Science Degree in Agriculture Economics.

From 1983 to 1989 he worked with USDA/Farmers Home Administration. The first two years he served as the Assistant County Supervisor in Centre, Alabama. He was responsible for the Rural Housing Program which included appraising single family residence. He also made farm real estate and operating loans which included farm and ranch appraisals. In 1985 he moved to Dublin, Virginia as County Supervisor. There he was responsible for the overall operation of the field office where he supervised four employees. He completed appraisals of single family housing loans and farm real estate loans. He also analyzed and developed farm management plans for client borrowers. From 1987 to 1989 Mr. Mullins worked in Richmond, Virginia as a Rural Housing Specialist. He provided support and training to fifty field offices to administer the Rural Housing Loan Program. He was the single family housing appraisal trainer, single family housing review appraiser and multi-family housing appraiser.

From 1989 to 1991 Mr. Mullins was with the mortgage banking firm of Camp & Company in Birmingham, Alabama. He served as the Head of the Appraisal and Loan Submission Department for income property loans. He was responsible for appraising investment grade

                                                       H. J. Porter & Associates

PROFESSIONAL QUALIFICATIONS OF DAVID P. MULLINS. MAI

income producing real estate that included shopping centers, office buildings, multi-family apartments, and distribution warehouses.

From 1991 to 1993 Mr. Muffins worked as an employee for the appraisal firm of H.J. Porter & Associates, Inc., managing their Birmingham office. In 1994 he became a general partner of the Birmingham office with the title of Managing Appraiser and the responsibility of managing two staff appraisers and one support staff employee.

Since being associated with H.J. Porter & Associates, a variety of appraisal assignments have been performed including the appraisal of neighborhood, community, and power shopping centers, motels, single and multi-tenant office buildings, multi-family apartments, assisted living facilities, convenience stores, office/warehouse, distribution warehouses, vacant commercial and agricultural land, and subdivision analysis. Other appraisal assignments performed for different government entities include appraisal of total and partial acquisitions for the Alabama Department of Transportation, the City of Birmingham, and the Birmingham Airport Authority.

In addition to government entities, important clients include:

AmSouth Bank
Arlington Properties
Bank of Tuscaloosa
Baptist Health Systems
Birmingham Baptist Medical Center
Brookwood Medical Center
CellularOne
Collateral Mortgage
Colonial Bank
Colonial Properties
Columbus Bank & Trust Company
Commercial Bank & Trust Co.
Compass Bank
Farmers National Bank
First American Bank
First Commercial Bank
First Georgia Bank
Great Northern Insured Annuity Corp.
Healthsouth
Jacksonville State University
NationsBank
Norfolk Southern Corporation
Regions Bank
Salvation Army
SouthTrust Bank
Southern Natural Gas
St. Clair Federal
State Farm Life Insurance Company
Washington Mortgage Financial Group


                                                       H. J. Porter & Associates

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                             L. HARRIS HOLLANS, JR.

CURRENT STATUS

L. Harris Hollans, Jr. is involved in the appraisal of and consulting with owners of income producing real estate. He is currently an Associate Appraiser with H.J. Porter & Associates, with offices located at:

   H.  J. Porter & Assoc., Inc.       H. J. Porter & Assoc. of Birmingham
    631 Stage Road/PO Box 28          2000 Crestwood Boulevard, Suite 304
       Auburn, AL 36831                      Birmingham, AL 35210
        (334) 826-8682                          (205) 951-0019

                       H. J. Porter & Assoc. of Montgomery
                             235 South Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331


PROFESSIONAL EDUCATION STATUS

Mr. Hollans is currently Certified in Alabama (Certificate #G00451) and Georgia (Certificate #CG005699); and is a General Associate Member of the Appraisal Institute (MA! Candidate). He has successfully completed various courses necessary for state certification and professional designation. The course work he has completed to date includes:

 6/96 Advanced Income Capitalization, Course 510; The Appraisal Institute; Houston, TX.

10/95 Basic Income Capitalization, Course 310; The Appraisal Institute; Tuscaloosa, AL.

 7/95       General Applications, Course 320; The Appraisal Institute; Chapel
            Hill, NC.

 1/95 Standards of Professional Practice, Course 420, Part B; The Appraisal Institute; Birmingham, AL.

 1/95 Standards of Professional Practice, Course 410, Part A (USPAP); The Appraisal Institute; Birmingham, AL.

12/93 Certified Residential Course, CA-1; American Real Estate Institute; Montgomery, AL

HISTORICAL DATA

L. Harris Hollans, Jr. is a member of the Class of 1991 at the Virginia Military Institute where he studied Economics and Business from 1987 to 1991. Additionally, He received a B.A. degree in Economics from Auburn University in 1991. Having been educated in the Mountain Brook School System, Mr. Hollans is a 1987 graduate of Mountain Brook High School.

Mr. Hollans joined H.J. Porter and Associates of Birmingham in October 1994, having been previously employed in the residential appraisal field. He is currently an Associate Appraiser, involved in the appraisal of income producing real estate as well as conducting market, feasibility, and impact studies. Valuation assignments have included the appraisal of apartments, shopping centers, office buildings, industrial facilities, motels, rural land, right of way, and telecommunications sites.

                                                       H. J. Porter & Associates

                                State of Alabama


                                     [SEAL]


                            This is to certify that



                              Lester H Hollans, Jr.

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    Certified General Real Property Appraiser

                   With all rights, privileges and obligations
                              appurtenant thereto.




LICENSE NUMBER: G00451                       /s/ [Illegible] Executive Director
EXPIRATION DATE: 9/30/99                    ALABAMA REAL ESTATE APPRAISERS BOARD

                                State of Alabama


                                     [SEAL]


                             This is to certify that

                                DAVID P. MULLINS

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.



LICENSE NUMBER: G00008                       /s/ [Illegible] Executive Director
EXPIRATION DATE: Sept. 30, 1999            ALABAMA REAL ESTATE APPRAISERS BOARD